                          VAN KAMPEN AMERICAN CAPITAL
                                 BALANCED FUND
  SUPPLEMENT DATED NOVEMBER 1, 1996, TO THE PROSPECTUS DATED OCTOBER 28, 1996.

     On October 31, 1996, VK/AC Holding, Inc. became a wholly owned indirect subsidiary of Morgan Stanley Group Inc. pursuant to the closing of an Agreement and Plan of Merger among Morgan Stanley Group Inc., MSAM Holdings II, Inc. and MSAM Acquisition Inc., whereby MSAM Acquisition Inc. was merged with and into VK/AC Holding, Inc. and VK/AC Holding, Inc. was the surviving corporation (the "Acquisition"). As a result of the Acquisition, VK/AC Holding, Inc. became a wholly owned subsidiary of MSAM Holdings II, Inc. which, in turn, is a wholly owned subsidiary of Morgan Stanley Group Inc. VK/AC Holding, Inc. is the indirect parent of the Fund's investment adviser, Van Kampen American Capital Investment Advisory Corp. (the "Adviser").

     Morgan Stanley Group Inc. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley Asset Management Inc., an investment adviser ("MSAM"), Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; asset management; trading of futures, options, foreign exchange commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending. As of September 30, 1996, MSAM, together with its affiliated investment advisory companies, had approximately $103.5 billion of assets under management and fiduciary advice.

     Prior to October 31, 1996, VK/AC Holding, Inc. was controlled, through the ownership of a substantial majority of its common stock, by The Clayton & Dubilier Private Equity Fund IV Limited Partnership. References in the attached Prospectus to The Clayton & Dubilier Private Equity IV Limited Partnership and its management are hereby deleted. In addition, item (2) under the subheading "Other Purchase Programs -- NAV Purchase Options" is hereby amended and restated in its entirety to state:

          "(2) Current or retired directors, officers and employees of Morgan Stanley Group Inc. and any of its subsidiaries, employees of an investment subadviser to any fund described in (1) above or an affiliate of such subadviser; and such persons' families and their beneficial accounts."

     At a special meeting of shareholders of the Fund held on October 25, 1996, shareholders approved changes to the Fund's fundamental investment restrictions to permit the Fund to invest its assets in shares of certain investment companies, consistent with its investment objectives and policies, in excess of the investment limitations imposed by the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund believes that from time to time it can more effectively and efficiently invest in certain types of securities by pooling its assets for such securities with assets of other investment companies managed by the Adviser and its affiliates. Prior to engaging in such transactions, the Fund and its Adviser and affiliates together with other investment companies managed by the Adviser and its affiliates will obtain exemptive relief from the Securities and Exchange Commission ("SEC") to permit such transactions. In order to take full advantage of any exemptive relief granted by the SEC, the Fund hereby restates its fundamental investment restriction, approved by shareholders, regarding investment in other investment companies to state:

          The Fund may not invest in securities issued by other investment companies except as part of a merger, reorganization or other acquisition and except to the extent permitted by (i) the 1940 Act, as amended from time to time, (ii) the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, or (iii) an exemption or other relief from the provisions of the 1940 Act.

     In addition, to the extent the Fund's fundamental investment restrictions regarding diversification, control, unseasoned issuers or restricted securities may be deemed to preclude the Fund from taking full advantage of any exemptive relief granted by the SEC, the Fund hereby adds the following exception, as approved by shareholders, to each applicable restriction:

          ..., except that the Fund may purchase securities of other investment companies to the extent permitted by (i) the 1940 Act, as amended from time to time, (ii) the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, or (iii) an exemption or other relief from the provisions of the 1940 Act.

     On July 25, 1996, the Trustees of the Fund, a series of the Van Kampen American Capital Equity Trust (the "Equity Trust"), approved an Agreement and Plan of Reorganization between the Fund and the Van Kampen American Capital Equity Income Fund (the "Equity Income Fund"), a fund advised by Van Kampen American Capital Asset Management, Inc., providing for the transfer of assets and liabilities of the Fund to the Equity Income Fund in exchange for shares of beneficial interest of the Equity Income Fund at its net asset value per share (the "Reorganization").

     The Adviser and Van Kampen American Capital Asset Management, Inc. are wholly owned subsidiaries of Van Kampen American Capital, Inc., which is a wholly owned subsidiary of VK/AC Holding, Inc.

     The Reorganization is subject to approval by the holders of a majority of the outstanding shares of the Fund. Further details of the proposed Reorganization will be contained in the prospectus/proxy statement expected to be mailed to shareholders in 1997.

     The Equity Income Fund's net assets as of November 1, 1996 were approximately $1,080.9 million. Its primary investment objective is to provide investors with the highest possible income consistent with safety of principal. An important secondary investment objective is to provide investors with long-term growth of capital. The investment objective of the Fund is to seek to provide investors with current income, while seeking to provide investors with capital growth. Each of the funds seeks to achieve its respective investment objective(s) by investing in a diversified portfolio of equity and debt securities. Under normal market conditions, the Equity Income Fund invests at least 65% of its total assets in income-producing equity securities, which for purposes of the Equity Income Fund includes without limitation dividend paying common and preferred stocks, interest paying convertible debentures or bonds or zero coupon convertible securities. Under normal market conditions, the Fund invests at least 25% of its total assets in equity securities, which for purposes of the Fund includes common and preferred stocks but does not include convertible securities, and at least 25% of its total assets in investment grade fixed-income debt securities.

     The Fund will continue its normal operations prior to the Reorganization.

                          VAN KAMPEN AMERICAN CAPITAL
                                 BALANCED FUND

  SUPPLEMENT DATED JANUARY 2, 1997, TO THE PROSPECTUS DATED OCTOBER 28, 1996,

                AS PREVIOUSLY SUPPLEMENTED ON NOVEMBER 1, 1996.

  References in the Prospectus that Class C shares automatically convert to Class A shares are hereby deleted and the following sentence is added to the section of the Prospectus captioned "ALTERNATIVE SALES ARRANGEMENTS -- PURCHASE OF SHARES -- DEFERRED SALES CHARGE ALTERNATIVES -- CONVERSION FEATURE."

  Class C shares purchased before January 1, 1997, and any dividend reinvestment plan shares received thereon, automatically convert to Class A shares ten years after the end of the calendar month in which such shares were purchased. Such conversion will be on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.

  The section of the Prospectus captioned "PURCHASE OF SHARES" hereby is supplemented by adding the following:

  The Distributor is sponsoring a sales incentive program for A.G. Edwards & Sons, Inc. ("A.G. Edwards"). The Distributor will reallow its portion of the Fund's sales concession to A.G. Edwards on sales of Class A Shares of the Fund relating to the "rollover" of any savings into an Individual Retirement Account ("IRA"), the transfer of assets into an IRA and contributions to an IRA, commencing on January 1, 1997 and terminating on April 15, 1997.

  Paragraph (5) of the section of the Prospectus captioned "PURCHASE OF SHARES --NAV PURCHASE OPTIONS" is hereby amended and restated with the following:

  (5) Trustees and other fiduciaries purchasing shares for retirement plans of organizations with retirement plan assets of $3 million or more and which invest in multiple fund families through national wirehouse alliance programs.

  Paragraphs (8) and (9) of the section of the Prospectus captioned "PURCHASE OF SHARES -- NAV PURCHASE OPTIONS" are hereby amended and restated with the following:

  (8) Trusts created under pension, profit sharing or other employee benefit plans qualified under Section 401(a) of the Code, or custodial accounts held by a bank created pursuant to Section 403(b) of the Code and sponsored by non-profit organizations defined under Section 501(c)(3) of the Code and assets held by an employer or trustee in connection with an eligible deferred compensation plan under Section 457 of the Code. Such plans will qualify for purchases at net asset value provided, for plans initially establishing accounts with the Distributor in the Participating Funds after February 1, 1997, that (1) the initial amount invested in the Participating Funds is at least $500,000 or (2) such shares are purchased by an employer sponsored plan with more than 100 eligible employees. Such plans that have been established with a Participating Fund or have received proposals from the Distributor prior to February 1, 1997 based on net asset value purchase privileges previously in effect will be qualified to purchase shares of the Participating Funds at net asset value for accounts established on or before May 1, 1997. Section 403(b) and similar accounts for which Van Kampen American Capital Trust Company serves as custodian will not be eligible for net asset value purchases based on the aggregate investment made by the plan or the number of eligible employees, except under certain uniform criteria established by the Distributor from time to time. Prior to February 1, 1997, a commission will be paid to authorized dealers who initiate and are responsible for such purchases within a rolling twelve-month period as follows: 1.00% on sales to $5 million, plus 0.50% on the next $5 million, plus 0.25% on the excess over $10 million. For purchases on February 1, 1997 and thereafter, a commission will be paid as follows: 1.00% on sales to $2 million, plus 0.80% on the next $1 million, plus 0.50% on the next $47 million, plus 0.25% on the excess over $50 million.

  Paragraph (10) of the section of the Prospectus captioned "PURCHASE OF SHARES -- NAV PURCHASE OPTIONS" is hereby renumbered as paragraph (9).

                          VAN KAMPEN AMERICAN CAPITAL
                                 BALANCED FUND
  SUPPLEMENT DATED JANUARY 21, 1997, TO THE PROSPECTUS DATED OCTOBER 28, 1996,
      AS PREVIOUSLY SUPPLEMENTED ON NOVEMBER 1, 1996 AND JANUARY 2, 1997.

    The following replaces the paragraph under the section entitled "INVESTMENT ADVISORY SERVICES -- PORTFOLIO MANAGEMENT."

    John M. Cunniff is now responsible for the day-to-day management of the Fund's investment portfolio. Mr. Cunniff has been a Vice President of the Adviser (since October 1995) and has been a Vice President of Van Kampen American Capital Asset Management, Inc. (since October 1995). Prior to that time, Mr. Cunniff was Vice President, Portfolio Manager at Templeton Quantitative Advisors.

------------------------------------------------------------------------------
                          VAN KAMPEN AMERICAN CAPITAL
                                 BALANCED FUND
------------------------------------------------------------------------------

    Van Kampen American Capital Balanced Fund (the "Fund") is a diversified, open-end management investment company, commonly known as a mutual fund. The Fund's investment objective is to seek to provide its shareholders with current income, while also seeking to provide shareholders with capital growth. The Fund will seek to achieve its investment objective by investing in a diversified portfolio of common stocks, fixed income securities (including preferred stock, government securities, corporate debt securities and convertible securities) and cash and cash equivalents. There can be no assurance that the Fund will achieve its investment objective. The Fund is organized as a separate series of Van Kampen American Capital Equity Trust.

    The Fund's investment adviser is Van Kampen American Capital Investment Advisory Corp. (the "Adviser"). This Prospectus sets forth certain information about the Fund that a prospective investor should know before investing in the Fund. Please read it carefully and retain it for future reference. The address of the Fund is One Parkview Plaza, Oakbrook Terrace, Illinois 60181, and its telephone number is (800) 421-5666.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORS NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

    SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, GUARANTEED OR ENDORSED BY, ANY BANK OR DEPOSITORY INSTITUTION; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENT AGENCY. SHARES OF THE FUND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

    A Statement of Additional Information, dated October 28, 1996, containing additional information about the Fund is hereby incorporated by reference in its entirety into this Prospectus. A copy of the Fund's Statement of Additional Information may be obtained without charge by calling (800) 421-5666 or for Telecommunications Device For the Deaf at (800) 772-8889. The Statement of Additional Information has been filed with the Securities and Exchange Commission (the "SEC") and is available along with other related materials at the SEC's internet web site (http://www.sec.gov).

                               ------------------
                         VAN KAMPEN AMERICAN CAPITAL SM

                               ------------------
                   THIS PROSPECTUS IS DATED OCTOBER 28, 1996.

------------------------------------------------------------------------------
                               TABLE OF CONTENTS
------------------------------------------------------------------------------

                                                                  PAGE
                                                                  ----
Prospectus Summary.............................................     3
Shareholder Transaction Expenses...............................     5
Annual Fund Operating Expenses and Example.....................     6
Financial Highlights...........................................     8
The Fund.......................................................     9
Investment Objective and Policies..............................     9
Investment Practices...........................................    14
Investment Advisory Services...................................    19
Alternative Sales Arrangements.................................    21
Purchase of Shares.............................................    23
Shareholder Services...........................................    33
Redemption of Shares...........................................    37
The Distribution and Service Plans.............................    40
Distributions from the Fund....................................    42
Tax Status.....................................................    43
Fund Performance...............................................    46
Description of Shares of the Fund..............................    47
Additional Information.........................................    47

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE ADVISER, OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE FUND OR BY THE DISTRIBUTOR TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR THE FUND TO MAKE SUCH AN OFFER IN SUCH JURISDICTION.

------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY
------------------------------------------------------------------------------

THE FUND. Van Kampen American Capital Balanced Fund (the "Fund") is a diversified series of Van Kampen American Capital Equity Trust (the "Trust"). The Trust is an open-end management investment company organized as a Delaware business trust.

MINIMUM PURCHASE. $500 minimum initial investment for each class of shares and $25 minimum subsequent investment for each class of shares (or less as described under "Purchase of Shares").

INVESTMENT OBJECTIVE. The Fund's investment objective is to provide its shareholders with current income, while also seeking to provide shareholders with capital growth. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES AND RISKS. The Fund will seek to achieve its investment objective by investing in a diversified portfolio of equity securities consisting of common and preferred stocks, fixed-income securities (including government securities, corporate debt securities and convertible securities) and cash and cash equivalents. The mix of these securities is determined by the Fund's investment adviser on the basis of existing and anticipated market conditions. The relative percentages of each type of security in the portfolio can be expected to fluctuate and at times the Fund may be invested primarily in debt securities or primarily in equity securities.

  The Fund's investments in fixed-income securities will be, at the time of investment, of investment grade quality. Investment grade securities are those rated at least BBB by Standard & Poor's Ratings Group ("S&P"), or at least Baa by Moody's Investor Services, Inc. ("Moody's") or comparably rated by any other nationally recognized statistical rating organization or, if unrated, considered by the Fund's investment adviser to be of comparable quality. The Fund may, however, invest up to 20% of its assets in fixed-income securities that are rated below investment grade but not rated lower than CC by S&P or Ca by Moody's or comparably rated by any other nationally recognized statistical rating organization or, if unrated, considered by the Fund's investment adviser to be of comparable or higher quality. The foregoing 20% limit shall not apply to convertible securities. The Fund may not, however, invest more than 35% of its total assets in all fixed-income securities, including convertible securities, rated below investment grade or, if unrated, deemed by the Adviser to be of comparable quality. Such lower rated or unrated income securities are commonly referred to as "junk bonds" and are regarded by S&P and Moody's as predominately speculative with respect to the capacity to pay interest or repay principal in accordance with their terms. While offering opportunities for higher yields, lower-grade securities are considered below investment grade and involve a greater degree of credit risk than investment grade income securities; although the lower-grade income securities of an issuer generally involve a lower degree of credit risk than its common stock.

  The Fund may invest up to 25% of its assets in securities issued by non-U.S. issuers. Under current market conditions, the Fund anticipates that at least one half of the Fund's investments in such foreign securities will be U.S. dollar-denominated. Investments in foreign securities involve certain risks not ordinarily associated with investments in securities of domestic issuers, including fluctuations in foreign exchange rates, future political and economic developments, confiscatory taxation and the possible imposition of exchange controls or other foreign governmental laws or restrictions.

  The Fund's net asset value per share will fluctuate depending on market conditions and other factors.

  The Fund also may use various investment techniques including options, futures, swaps and other derivatives, entering into when-issued or delayed delivery transactions, lending portfolio securities, repurchase agreements and reverse repurchase agreements. Such transactions entail certain risks. See "Investment Objective and Policies" and "Investment Practices."

INVESTMENT RESULTS. The investment results of the Fund are shown in the table of "Financial Highlights."

PURCHASE OF SHARES. Investors may elect to purchase Class A Shares, Class B Shares or Class C Shares, each with different sales charges and expenses. The different classes of shares permit an investor to choose the method of purchasing shares that is more beneficial to the investor, taking into account the amount of the purchase, the length of time the investor expects to hold the shares and other circumstances. See "Purchase of Shares."

INVESTMENT ADVISER. Van Kampen American Capital Investment Advisory Corp. is the Fund's investment adviser.

DISTRIBUTOR. Van Kampen American Capital Distributors, Inc. distributes the Fund's shares.

DISTRIBUTIONS FROM THE FUND. Distributions from net investment income are declared daily and paid quarterly; net realized capital gains, if any, are distributed annually. Distributions with respect to each class of shares will be calculated in the same manner on the same day and will be in the same amount except that the different distribution and service fees and administrative expenses relating to each class of shares will be borne exclusively by the respective class of shares. See "Distributions from the Fund."

  The foregoing is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus.

------------------------------------------------------------------------------
SHAREHOLDER TRANSACTION EXPENSES
------------------------------------------------------------------------------

                              CLASS A        CLASS B           CLASS C
                              SHARES          SHARES            SHARES
                              -------     --------------    --------------
Maximum sales charge
  imposed on purchases (as
  a percentage of the
  offering price)..........   5.75%(1)         None              None
Maximum sales charge
  imposed on reinvested
  dividends (as a
  percentage of the
  offering price)..........     None         None(3)           None(3)
Deferred sales charge (as a
  percentage of the lesser
  of the original purchase
  price or redemption
  proceeds)................   None(2)     Year 1--4.00%     Year 1--1.00%
                                          Year 2--3.75%      After--None
                                          Year 3--3.50%
                                          Year 4--2.50%
                                          Year 5--1.50%
                                          Year 6--1.00%
                                           After--None
Redemption fees (as a
  percentage of amount
  redeemed)................     None           None              None
Exchange fees..............     None           None              None

------------------------------------------------------------------------------
(1) Reduced on investments of $50,000 or more. See "Purchase of Shares -- Class A Shares."

(2) Investments of $1 million or more are not subject to a sales charge at the time of purchase, but a CDSC of 1.00% may be imposed on redemptions made within one year of the purchase.

(3) CDSC Shares received as reinvested dividends are subject to a 12b-1 fee, a portion of which may indirectly pay for the initial sales commission incurred on behalf of the investor. See "The Distribution and Service Plans."

------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES AND EXAMPLE
------------------------------------------------------------------------------

                                              CLASS A      CLASS B      CLASS C
                                              SHARES       SHARES       SHARES
                                             ---------    ---------    ---------
Management fees(1) (as a percentage of
  average daily net assets)................      0.00%        0.00%        0.00%
12b-1 fees(2) (as a percentage of average
  daily
  net assets)..............................      0.25%        1.00%        1.00%
Other expenses(1) (as a percentage of
  average daily net assets)................      0.34%        0.34%        0.34%
Total expenses(1) (as a percentage of
  average daily
  net assets)..............................      0.59%        1.34%        1.34%

------------------------------------------------------------------------------
(1) Absent the Adviser's waiver of its fee and assumption of a portion of the expenses of the Fund, "Management fees" would have been 0.70% for each of the Class A Shares, Class B Shares and Class C Shares, "Other expenses" would have been 2.14% for Class A Shares, 2.14% for Class B Shares and 2.14% for Class C Shares and "Total expenses" would have been 3.09% for Class A Shares, 3.84% for Class B Shares and 3.84% for Class C Shares.

(2) Includes a service fee of up to 0.25% (as a percentage of net asset value) paid by the Fund as compensation for ongoing services rendered to investors. With respect to each class of shares, amounts in excess of 0.25%, if any, represent an asset based sales charge. The asset based sales charge with respect to Class C Shares includes 0.75% (as a percentage of net asset value) paid to investors' broker-dealers as sales compensation. See "The Distribution and Service Plans."

EXAMPLE:

                                                ONE     THREE    FIVE      TEN
                                                YEAR    YEARS    YEARS    YEARS
                                                ----    -----    -----    -----
You would pay the following expenses on a
  $1,000 investment, assuming (i) an
  operating expense ratio of 0.59% for Class
  A Shares, 1.34% for Class B Shares and
  1.34% for Class C Shares, (ii) 5% annual
  return and (iii) redemption at the end of
  each time period:
  Class A Shares.............................   $63      $75      $89     $ 127
  Class B Shares.............................   $54      $77      $88     $ 141*
  Class C Shares.............................   $24      $42      $73     $ 161
You would pay the following expenses on the
  same $1,000 investment assuming no
  redemption at the end of each period:
  Class A Shares.............................   $63      $75      $89     $ 127
  Class B Shares.............................   $14      $42      $73     $ 141*
  Class C Shares.............................   $14      $42      $73     $ 161

------------------------------------------------------------------------------

* Based on conversion to Class A Shares after eight years.

  The purpose of the foregoing table is to assist an investor in understanding the various costs and expenses that an investor in the Fund will bear directly or indirectly. The "Example" reflects expenses based on the "Annual Fund Operating Expenses" table as shown above carried out to future years. As Fund assets increase, the fees waived or expenses reimbursed by the Adviser are expected to decrease. Accordingly, it is unlikely that future expenses as projected will remain consistent with those determined based on the "Annual Fund Operating Expenses" table. The ten year amount with respect to Class B Shares of the Fund reflects the lower 12b-1 and service fees applicable to such shares after conversion to Class A Shares. THE INFORMATION CONTAINED IN THE ABOVE TABLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES AND ACTUAL EXPENSES MAY BE GREATER OR LESSER THAN THOSE SHOWN. For a more complete description of such costs and expenses, see "Purchase of Shares," "Redemption of Shares," "Investment Advisory Services" and "The Distribution and Service Plans."

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS (for a share outstanding throughout the periods indicated)
--------------------------------------------------------------------------------

The following schedule presents financial highlights for one Class A Share, one Class B Share and one Class C Share of the Fund outstanding throughout the periods indicated. The financial highlights have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for the periods indicated and their report thereon appears in the Fund's related Statement of Additional Information. This information should be read in conjunction with the financial statements and related notes thereto included in the Statement of Additional Information.

                                                                                                                CLASS B
                                                                                   CLASS A SHARES               SHARES
                                                                            -----------------------------     -----------
                                                                                            JUNE 24, 1994
                                                                                            (COMMENCEMENT
                                                                                            OF INVESTMENT
                                                                            YEAR ENDED       OPERATIONS)      YEAR ENDED
                                                                             JUNE 30,            TO            JUNE 30,
                                                                               1996         JUNE 30, 1995        1996
                                                                            -----------     -------------     -----------
Net Asset Value, Beginning of the Period...................................   $15.388          $14.300          $15.389
                                                                            -----------         ------        -----------
 Net Investment Income.....................................................      .572             .572             .459
 Net Realized and Unrealized Gain on Securities............................     1.678            1.041            1.667
                                                                            -----------         ------        -----------
Total from Investment Operations...........................................     2.250            1.613            2.126
                                                                            -----------         ------        -----------
Less:
 Distributions from Net Investment Income..................................      .600             .525             .492
 Distributions from Net Realized Gain on Securities........................      .986              -0-             .986
                                                                            -----------         ------        -----------
Total Distributions........................................................     1.586             .525            1.478
                                                                            -----------         ------        -----------
Net Asset Value, End of the Period.........................................   $16.052          $15.388          $16.037
                                                                            ===========         ======        ===========
Total Return*(a)...........................................................    15.07%           11.53%**          14.25%
Net Assets at End of the Period (in millions)..............................   $   6.5          $   4.8          $   8.2
Ratio of Expenses to Average Net Assets*...................................      .59%            1.15%            1.34%
Ratio of Net Investment Income to Average Net Assets*......................     3.63%            4.01%            2.88%
Portfolio Turnover.........................................................      177%             121%**           177%
Average Commission Paid Per Equity Share Trade(b)..........................   $  .048               --          $  .048
----------------
*   If certain expenses had not been assumed by the Adviser, total return would have been lower and the ratios would have been as follows:
   Ratio of Expenses to Average Net Assets.................................     3.09%            2.76%            3.84%
   Ratio of Net Investment Income to Average Net Assets....................     1.13%            2.40%             .38%
** Non-annualized.

                                                                             CLASS B SHARES           CLASS C SHARES
                                                                             --------------    -----------------------------
                                                                             JUNE 24, 1994                     JUNE 24, 1994
                                                                             (COMMENCEMENT                     (COMMENCEMENT
                                                                             OF INVESTMENT                     OF INVESTMENT
                                                                              OPERATIONS)      YEAR ENDED       OPERATIONS)
                                                                                  TO            JUNE 30,            TO
                                                                             JUNE 30, 1995        1996         JUNE 30, 1995
                                                                             -------------     -----------     -------------
Net Asset Value, Beginning of the Period...................................     $14.300          $15.388          $14.300
                                                                                 ------        -----------         ------
 Net Investment Income.....................................................        .464             .466             .426
 Net Realized and Unrealized Gain on Securities............................       1.056            1.662            1.093
                                                                                 ------        -----------         ------
Total from Investment Operations...........................................       1.520            2.128            1.519
                                                                                 ------        -----------         ------
Less:
 Distributions from Net Investment Income..................................        .431             .492             .431
 Distributions from Net Realized Gain on Securities........................         -0-             .986              -0-
                                                                                 ------        -----------         ------
Total Distributions........................................................        .431            1.478             .431
                                                                                 ------        -----------         ------
Net Asset Value, End of the Period.........................................     $15.389          $16.038          $15.388
                                                                                 ======        ===========         ======
Total Return*(a)...........................................................      10.82%**         14.25%           10.82%**
Net Assets at End of the Period (in millions)..............................     $   6.6          $   1.1          $    .8
Ratio of Expenses to Average Net Assets*...................................       1.88%            1.34%            1.90%
Ratio of Net Investment Income to Average Net Assets*......................       3.27%            2.88%            3.19%
Portfolio Turnover.........................................................        121%**           177%             121%**
Average Commission Paid Per Equity Share Trade(b)..........................          --          $  .048               --
----------------
*   If certain expenses had not been assumed by the Adviser, total return w been as follows:
   Ratio of Expenses to Average Net Assets.................................       3.48%            3.84%            3.48%
   Ratio of Net Investment Income to Average Net Assets....................       1.67%             .38%            1.61%
** Non-annualized.

(a) Total return is based upon net asset value which does not include payment of the maximum sales charge or contingent deferred sales charge.

(b) Represents the average brokerage commissions paid on equity transactions entered into during the period where commissions were applicable. This disclosure is not applicable for periods prior to June 30, 1996.
                   See Financial Statements and Notes Thereto

------------------------------------------------------------------------------
THE FUND
------------------------------------------------------------------------------

  Van Kampen American Capital Balanced Fund (the "Fund") is a mutual fund. A mutual fund allows investors to pool their money with that of other investors in order to obtain professional investment management. Mutual funds generally make it possible for investors to obtain greater diversification of their investments and to simplify their recordkeeping. The Fund is a separate diversified series of Van Kampen American Capital Equity Trust (the "Trust"). The Trust is an open-end management investment company organized as a Delaware business trust.

  Van Kampen American Capital Investment Advisory Corp. (the "Adviser") provides investment advisory and administrative services to the Fund. The Adviser and its affiliates also act as investment adviser to other mutual funds distributed by Van Kampen American Capital Distributors, Inc. (the "Distributor"). To obtain prospectuses and other information on any of these other funds, please call the telephone number on the cover page of this Prospectus.

------------------------------------------------------------------------------
INVESTMENT OBJECTIVE AND POLICIES
------------------------------------------------------------------------------

  The Fund's investment objective is to provide its shareholders with current income, while also seeking to provide shareholders with capital growth. The Fund will seek to achieve its investment objective by investing in a diversified portfolio of equity securities consisting of common and preferred stocks, fixed-income securities (including government securities, corporate debt securities and convertible securities) and cash and cash equivalents. The mix of these securities is determined by the Adviser on the basis of existing and anticipated market conditions. The relative percentages of each type of security in the portfolio can be expected to fluctuate and at times the Fund may be invested primarily in debt securities or primarily in equity securities.

  In normal market conditions, the Fund will have at least 25% of its total assets invested in equity securities and 25% of its total assets invested in investment grade fixed-income debt securities. The Fund's investments in fixed-income securities will be, at the time of investment, of investment grade quality. Investment grade rated securities are those rated at least BBB by Standard & Poor's Ratings Group ("S&P"), or at least Baa by Moody's Investors Services, Inc. ("Moody's") or comparably rated by any other nationally recognized statistical rating organization ("NRSRO") or, if unrated, considered by the Adviser to be of comparable quality. The Fund may, however, invest up to 20% of its assets in fixed-income securities that are rated below investment grade but not rated lower than CC by S&P or Ca by Moody's or comparably rated by any other NRSRO or, if unrated, considered by the Adviser to be of comparable quality. The foregoing 20% limit shall not apply to convertible securities. The Fund may not, however, invest more than 35% of its total assets in all fixed-income securities, including convertible securities, which are rated below investment grade or, if unrated, deemed by the Adviser to be of comparable quality.

  The Fund may invest up to 25% of its assets in securities issued by non-U.S. issuers. Under current market conditions, the Fund anticipates that at least one half of the Fund's investments in foreign securities will be U.S.
dollar-denominated.

  The Fund's investment objective is fundamental and may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). There can be no assurance that the Fund will achieve its investment objective. An investment in the Fund may not be appropriate for all investors. The Fund is not intended to be a complete investment program, and investors should consider their long-term investment goals and financial needs when making an investment decision with respect to the Fund. An investment in the Fund is intended to be a long-term investment and should not be used as a trading vehicle.

ALLOCATION OF INVESTMENTS

  The relative proportion of securities held by the Fund at any particular time in the fixed-income and equity sectors of the market will be based on the Adviser's views on market and economic conditions at such time and on the Adviser's assessment of the relative investment opportunities and investment risks presented in such sectors. In making such assessment, the Adviser will consider such factors as actual or perceived changes in interest rate cycles, business or economic conditions, rates of inflation, political factors, currency relationships, investor demand, new issue or secondary market supply and other factors. The Adviser applies a fundamental investment analysis in selecting particular fixed-income and equity securities, including the macroeconomic factors referenced above and, with respect to the particular issuers of such securities, factors such as the creditworthiness and overall financial condition of the issuer, the strength of management, product lines and competitive positions of such issuer.

  Alan T. Sachtleben, Executive Vice President of the Adviser, makes investment allocation decisions for the Fund between the fixed-income and equity sectors based on the recommendations of investment professionals of the Adviser. Once the investment allocation decisions have been made, the Fund's portfolio manager, B. Robert Baker, makes selections of particular securities consistent with the foregoing and in consultation with the other investment professionals of the Adviser. Allocations within the Fund's portfolio between fixed-income and equity investment may be adjusted at any time and are formally reviewed at least monthly. See also "Investment Advisory Services -- Portfolio Management."

  Other than for tax purposes, frequency of portfolio turnover generally will not be a limiting factor if the Fund considers it advantageous to purchase or sell securities. The Fund does not anticipate having annual portfolio turnover rates in excess of 200% with respect to either the equity portfolio or the fixed-income portfolio. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses or dealer costs than a lower rate, which expenses and costs must be borne by the Fund and its shareholders. A high portfolio turnover rate may result in the realization of more capital gains taxes than if the Fund had a lower portfolio turnover rate. See "Investment Policies and Restrictions" in the Statement of Additional Information.

PORTFOLIO SECURITIES

  COMMON STOCK. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, after making required payments to holders of such entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so. In selecting common stocks for investment, the Fund will focus both on the security's potential for appreciation and on its dividend paying capacity.

  FIXED-INCOME SECURITIES. The Fund may invest its assets in fixed-income securities, which include preferred stocks, government securities, corporate debt securities of various maturities and convertible securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or a different issuer within a particular period of time and at a specified price or formula. A convertible security entitles the holder to receive interest generally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. The Fund's investments in fixed-income securities will be, at the time of investment, rated investment grade. Investment grade rated securities are those rated at least BBB by S&P, or at least Baa by Moody's or comparably rated by any other NRSRO or, if unrated, considered by the Adviser to be of comparable quality. The Fund may, however, invest up to 20% of its assets in income securities that are rated at least CC by S&P or at least Ca by Moody's or comparably rated by any other NRSRO or, if unrated, considered by the Fund's investment adviser to be of comparable quality. The foregoing 20% limit shall not apply to convertible securities. The Fund may not, however, invest more than 35% of its total assets in all fixed-income securities, including convertible securities, which are rated below investment grade or, if unrated, deemed by the Adviser to be of comparable quality.

  Investment in lower grade securities involve a greater degree of credit risk as compared with investment in higher grade securities. Such lower rated or unrated income securities are commonly referred to as "junk bonds" and are regarded by S&P and Moody's as predominately speculative with respect to the capacity to pay interest and/or repay principal in accordance with their terms. While offering opportunities for higher yields, lower-grade securities are considered below investment grade and involve a greater degree of credit risk that investment grade income securities; although the lower-grade income securities of an issuer generally involve a lower degree of credit risk than its common stock. Such securities are regarded by the rating agencies, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation; assurance of interest and principal payments or maintenance of other terms of the securities over any long period of time may be small. The market for lower grade securities is considered to be less liquid than the market for investment grade securities which may adversely affect the ability of the Fund to dispose of such securities in a timely manner at a price which reflects the value of such security in the Adviser's judgment. Because issuers of lower grade securities frequently choose not to seek a rating of their securities, the Fund will rely more heavily on the Adviser's ability to determine the relative investment quality of such securities than if the Fund invested exclusively in higher grade securities. For a description of the ratings assigned to income securities, including lower grade income securities, please see "Description of Securities Ratings" in the Statement of Additional Information.

  The net asset value of the Fund will change with changes in the value of its portfolio securities. The values of income securities may change as interest rate levels fluctuate. To the extent that the Fund invests in income securities, the net asset value of the Fund can be expected to change as general levels of interest rates fluctuate. When interest rates decline, the value of a portfolio invested in income securities generally can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested in income securities generally can be expected to decline. Volatility may be greater during periods of general economic uncertainty.

  The foregoing policies with respect to credit quality of portfolio investments will apply only at the time of purchase of a security, and the Fund will not be required to dispose of a security in the event that S&P or Moody's (or any other NRSRO or, in the case of unrated income securities, the Adviser) downgrades its assessment of the credit characteristics of a particular issuer. In determining whether the Fund will retain or sell such a security, in addition to the factors described above, the Adviser may consider such factors as the Adviser's assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by any other NRSRO.

  FOREIGN SECURITIES. The Fund may invest up to 25% of its assets in securities issued by non-U.S. issuers of similar quality as the securities described above as determined by the Adviser. Under current market conditions, the Fund anticipates that at least one half of the Fund's investments in foreign securities will be U.S. dollar-denominated. Investments in securities of foreign entities and securities denominated in foreign currencies involve risks not typically involved in domestic investment, including fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign or United States governmental laws or restrictions applicable to such investments. Since the Fund may invest in securities denominated or quoted in currencies other than the United States dollar, changes in foreign currency exchange rates may affect the value of investments in the portfolio and the accrued income and unrealized appreciation or depreciation of investments. Changes in foreign currency exchange rates relative to the U.S. dollar will affect the U.S. dollar value of the Fund's assets denominated in that currency and the Fund's yield on such assets. With respect to certain foreign countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect investment in those countries. There may be less publicly available information about a foreign security than about a United States security, and foreign entities may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those of United States entities. In addition, certain foreign investments made by the Fund may be subject to foreign withholding taxes, which would reduce the Fund's total return on such investments and the amounts available for distributions by the Fund to its shareholders. See "Tax Status." Foreign financial markets, while growing in volume, have, for the most part, substantially less volume than United States markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets also have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of the Fund are not invested and no return is earned thereon. The inability of the Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. Costs associated with transactions in foreign securities, including custodial costs and foreign brokerage commissions, are generally higher than with transactions in United States securities. In addition, the Fund will incur costs in connection with conversions between various currencies. There is generally less government supervision and regulation of exchanges, financial institutions and issuers in foreign countries than there is in the United States.

  DEFENSIVE STRATEGIES. In certain circumstances market conditions may, in the Adviser's judgment, make pursuing the Fund's basic investment strategy inconsistent with the best interests of its shareholders. At such times, the Adviser may use alternative strategies primarily designed to reduce fluctuations in the value of the Fund's assets. In implementing these "defensive" strategies, the Fund may invest to a substantial degree in high-quality, short-term obligations. Such taxable obligations may include: obligations of the U.S. Government, its agencies or instrumentalities; other debt securities rated within the four highest grades by either S&P or Moody's (or comparably rated by any other NRSRO); commercial paper rated in the highest grade by either rating service (or comparably rated by any other

NRSRO); certificates of deposit and bankers' acceptances; repurchase agreements with respect to any of the foregoing investments; or any other fixed-income securities that the Adviser considers consistent with such strategy.

------------------------------------------------------------------------------
INVESTMENT PRACTICES
------------------------------------------------------------------------------

  In connection with the investment policies described above, the Fund also may engage in strategic transactions, enter into currency transactions, purchase and sell securities on a "when issued" and "delayed delivery" basis, enter into repurchase and reverse repurchase agreements and lend its portfolio securities in each case, subject to the limitations set forth below. These investments entail risks.

  STRATEGIC TRANSACTIONS. The Fund may purchase and sell derivative instruments such as exchange-listed and over-the-counter put and call options on securities, financial futures, equity and fixed-income indices and other financial instruments, purchase and sell financial futures contracts and options thereon, enter into interest rate transactions such as swaps, caps, floors or collars and enter into various currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currencies or currency futures. Collectively, all of the above are referred to as "Strategic Transactions." Strategic Transactions may be used to attempt to protect against possible changes in the market value of securities held in or to be purchased for the Fund's portfolio, to protect the Fund's unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes, to manage the effective interest rate exposure of the Fund's portfolio, to protect against changes in currency exchange rates, or to establish a position in the derivatives markets as a temporary substitute for purchasing or selling particular securities. Any or all of these investment techniques may be used at any time and there is no particular strategy that dictates the use of one technique rather than another, as use of any Strategic Transaction is a function of numerous variables including market conditions. The ability of the Fund to utilize these Strategic Transactions successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. The Fund will comply with applicable regulatory requirements when implementing these strategies, techniques and instruments.

  Strategic Transactions have risks associated with them including possible default by the other party to the transaction, illiquidity and, to the extent the Adviser's view as to certain market movements is incorrect, the risk that the use of such Strategic Transactions could result in losses greater than if they had not been used. Use of put and call options may result in losses to the Fund, force the sale of portfolio securities at inopportune times or for prices other than at current market values, limit the amount of appreciation the Fund can realize on its investments or cause the Fund to hold a security it might otherwise sell. The use of currency transactions can result in the Fund incurring losses as a result of a number of factors including the imposition of exchange controls, suspension of settlements or the inability to deliver or receive a specified currency. The use of options and futures transactions entails certain other risks. In particular, the variable degree of correlation between price movements of futures contracts and price movements in the related portfolio position of the Fund creates the possibility that losses on the hedging instrument may be greater than gains in the value of the Fund's position. In addition, futures and options markets may not be liquid in all circumstances and certain over-the-counter options may have no markets. As a result, in certain markets, the Fund might not be able to close out a transaction without incurring substantial losses, if at all. Although the contemplated use of these futures contracts and options thereon should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time they tend to limit any potential gain which might result from an increase in value of such position. Finally, the daily variation margin requirements for futures contracts would create a greater ongoing potential financial risk than would purchases of options, where the exposure is limited to the cost of the initial premium. Certain Strategic Transactions may provide the opportunity for increased income, but may have characteristics similar to leverage. As a result, increases and decreases in the net asset value of the Fund may be larger than comparable changes in the net asset value of the Fund if the Fund did not engage in such Strategic Transactions. Losses resulting from the use of Strategic Transactions would reduce net asset value, and possibly income, and such losses can be greater than if the Strategic Transactions had not been utilized. The Strategic Transactions that the Fund may use and some of their risks are described more fully in the Fund's Statement of Additional Information.

  Income earned or deemed to be earned, if any, by the Fund from its Strategic Transactions will generally be taxable income of the Fund. See "Tax Status."

  REPURCHASE AGREEMENTS. The Fund may use up to 20% of its assets to enter into repurchase agreements with selected commercial banks and broker-dealers, under which the Fund acquires securities and agrees to resell the securities at an agreed upon time and at an agreed upon price. The Fund accrues as interest the difference between the amount it pays for the securities and the amount it receives upon resale. At the time the Fund enters into a repurchase agreement, the value of the underlying security including accrued interest will be equal to or exceed the value of the repurchase agreement and, for repurchase agreements that mature in more than one day, the seller will agree that the value of the underlying security including accrued interest will continue to be at least equal to the value of the repurchase agreement. The Adviser will monitor the value of the underlying security in this regard. The Fund will enter into repurchase agreements only with commercial banks whose deposits are insured by the Federal Deposit Insurance Corporation and whose assets exceed $500 million or broker-dealers who are registered with the SEC. In determining whether to enter into a repurchase agreement with a bank or broker-dealer, the Fund will take into account the credit-worthiness of such party and will monitor its credit-worthiness on an ongoing basis. In the event of default by such party, the delays and expenses potentially involved in establishing the Fund's rights to, and in liquidating, the security may result in loss to the Fund. The Fund's ability to invest in repurchase agreements that mature in more than seven days is subject to an investment restriction that limits the Fund's investments in "illiquid" securities, including such repurchase agreements, to 15% of the Fund's net assets.

  For the purpose of investing in repurchase agreements, the Adviser may aggregate the cash that funds advised or subadvised by the Adviser or its affiliates would otherwise invest separately into a joint account. The cash in the joint account is then invested in repurchase agreements and the funds that contributed to the joint account share pro rata in the net revenue generated. The Adviser believes that the joint account produces efficiencies and economies of scale that may contribute to reduced transaction costs, higher returns, higher quality investments and greater diversity of investments for the Fund than would be available to the Fund investing separately. The manner in which the joint account is managed is subject to conditions set forth in an SEC exemptive order authorizing this practice, which conditions are designed to ensure the fair administration of the joint account and to protect the amounts in that account.

  "WHEN ISSUED" AND "DELAYED DELIVERY" TRANSACTIONS. The Fund may also purchase and sell portfolio securities on a "when issued" and "delayed delivery" basis. No income accrues to or is earned by the Fund on portfolio securities in connection with such purchase transactions prior to the date the Fund actually takes delivery of such securities. These transactions are subject to market fluctuation; the value of such securities at delivery may be more or less than their purchase price, and yields generally available on such securities when delivery occurs may be higher or lower than yields on the such securities obtained pursuant to such transactions. Because the Fund relies on the buyer or seller, as the case may be, to consummate the transaction, failure by the other party to complete the transaction may result in the Fund missing the opportunity of obtaining a price or yield considered to be advantageous. When the Fund is the buyer in such a transaction, however, it will maintain, in a segregated account with its custodian, cash or high-grade portfolio securities having an aggregate value equal to the amount of such purchase commitments until payment is made. The Fund will make commitments to purchase securities on such basis only with the intention of actually acquiring these securities, but the Fund may sell such securities prior to the settlement date if such sale is considered to be advisable. To the extent the Fund engages in "when issued" and "delayed delivery" transactions, it will do so for the purpose of acquiring securities for the Fund's portfolio consistent with the Fund's investment objectives and policies and not for the purposes of investment leverage. No specific limitation exists as to the percentage of the Fund's assets which may be used to acquire securities on a "when issued" or "delayed delivery" basis.

  RESTRICTED AND ILLIQUID SECURITIES. The Fund may invest up to 15% of its net assets in illiquid securities including securities the disposition of which is subject to substantial legal or contractual restrictions on resale and securities that are not readily marketable. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. Restricted securities salable among qualified institutional buyers without restriction pursuant to Rule 144A under the Securities Act of 1933, as amended, that are determined to be liquid by the Adviser under guidelines adopted by the Board of Trustees of the Trust (under which guidelines the Adviser will consider factors such as trading activities and the availability of price quotations), will not be treated as restricted securities by the Fund pursuant to such rules.

  LOANS OF PORTFOLIO SECURITIES. Consistent with applicable regulatory requirements, the Fund may lend its portfolio securities to selected commercial banks or broker-dealers up to a maximum of 50% of the assets of the Fund. Such loans must be callable at any time and be continuously secured by collateral deposited by the borrower in a segregated account with the Fund's custodian consisting of cash or of securities issued or guaranteed by the U.S. Government or its agencies, which collateral is equal at all times to at least 100% of the value of the securities loaned, including accrued interest. The Fund will receive amounts equal to earned income for having made the loan. Any cash collateral pursuant to these loans will be invested in short-term instruments. The Fund is the beneficial owner of the loaned securities in that any gain or loss in the market price during the loan inures to the Fund and its shareholders. Thus, when the loan is terminated, the value of the securities may be more or less than their value at the beginning of the loan. In determining whether to lend its portfolio securities to a bank or broker-dealer, the Fund will take into account the credit-worthiness of such borrower and will monitor such credit-worthiness on an ongoing basis in as much as default by the other party may cause delays or other collection difficulties. The Fund may pay finders' fees in connection with loans of its portfolio securities.

  DOLLAR ROLLS. In order to seek a high level of current income, the Fund may enter into dollar rolls in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase, typically in 30 or 60 days, substantially similar (same type and coupon) securities on a specified future date from the same party at an agreed upon price which is less than the sales price. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The cash proceeds from the sale will be maintained by the Fund in a segregated account with its custodian in which cash, U.S. Government Securities or other liquid securities will be equal in value to its obligations. Because such assets are maintained in a segregated account, the Fund will not treat such obligations as senior securities for purposes of the 1940 Act. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or cash equivalent security position which matures on or before the forward settlement date of the dollar roll transaction. "Covered rolls" are not subject to these segregation requirements.

  REVERSE REPURCHASE AGREEMENTS. The Fund may enter into reverse repurchase agreements with respect to securities which could otherwise be sold by the Fund. Reverse repurchase agreements involve sales by the Fund of portfolio assets concurrently with an agreement by the Fund to repurchase the same assets at a later date at a fixed price which is greater than the sales price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on these securities. Reverse repurchase agreements involve the risk that the market value of the securities retained by the Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements create leverage and will be treated as borrowings for the purposes of the Fund's investment restriction on borrowings.

  The Fund is authorized to enter into dollar rolls and reverse repurchase agreements with banks in an amount up to 33 1/3% of the Fund's total assets (after giving effect to any such dollar rolls and reverse repurchase agreements), which amount includes no more than 5% in borrowings and reverse repurchase agreements from any entity for temporary purposes, such as clearances of portfolio transactions, share repurchases and payment of dividends and distributions. The Fund has no current intention to borrow money other than for such temporary purposes. Accordingly, the Fund will not acquire additional securities during any period in which its borrowings exceed 5% of the Fund's total assets. The Fund will borrow only when the Adviser believes that such borrowings will benefit the Fund.

  Borrowing by the Fund creates an opportunity for increased net income but, at the same time, creates special risk considerations such as changes in the net asset value of the Shares and in the yield on the Fund's portfolio. Although the principal of such borrowings will be fixed, the Fund's assets may change in value during the time the borrowing is outstanding. Borrowing will create interest expenses for the Fund which can exceed the income from the assets retained. To the extent the income derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay, the Fund's net income will be greater than if borrowing were not used. Conversely, if the income from the assets retained with borrowed funds is not sufficient to cover the cost of borrowing, the net income of the Fund will be less than if borrowing were not used, and therefore the amount available for distribution to stockholders as dividends will be reduced.

  RISKS. The Fund's investment in certain portfolio securities and other investment practices entail certain risks. Please see the discussion of such risks contained under "Investment Objective and Policies -- Portfolio Securities" and "Investment Practices."

  INVESTMENT RESTRICTIONS. The Fund is subject to certain investment restrictions which constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act. See "Investment Policies and Restrictions" in the Statement of Additional Information.

  PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATION. The Adviser is responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions. The fixed-income securities in which the Fund may invest are traded principally in the over-the-counter market. In the over-the-counter market, securities generally are traded on a net basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a mark-up to the dealer. Securities purchased in underwritten offerings generally include, in the price, a fixed amount of compensation for the managers, underwriters and dealers. The Fund may also purchase certain money market instruments directly from an issuer, in which case no commissions or discounts are paid. Purchases and sales of bonds on a stock exchange are effected through brokers who charge a commission for their services.

  The Adviser is responsible for effecting securities transactions of the Fund and will do so in a manner deemed fair and reasonable to shareholders of the Fund and not according to any formula. The Adviser's primary considerations in selecting the manner of executing securities transactions for the Fund will be prompt execution of orders, the size and breadth of the market for the security, the reliability, integrity and financial condition and execution capability of the firm, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgment of the Adviser, more than one firm can offer comparable execution services. In selecting among such firms, consideration is given to those firms which supply research and other services in addition to execution services. However, it is not the policy of the Adviser, absent special circumstances, to pay higher commissions to a firm because it has supplied such services.

  In effecting purchases and sales of the Fund's portfolio securities, the Adviser and the Fund may place orders with and pay brokerage commissions to brokers, including brokers which may be affiliated with the Fund, the Adviser and the Distributor or dealers participating in the offering of the Fund's shares. In addition, in selecting among firms to handle a particular transaction, the Adviser and the Fund may take into account whether the firm has sold or is selling shares of the Fund. See "Portfolio Transactions and Brokerage Allocation" in the Statement of Additional Information for more information.

------------------------------------------------------------------------------
INVESTMENT ADVISORY SERVICES
------------------------------------------------------------------------------

  THE ADVISER. Van Kampen American Capital Investment Advisory Corp. (the "Adviser") is the investment adviser for the Fund. The Adviser is a wholly-owned subsidiary of Van Kampen American Capital, Inc. ("Van Kampen American Capital"). Van Kampen American Capital is a diversified asset management company with more than two million retail investor accounts, extensive capabilities for managing institutional portfolios, and more than $57 billion under management or supervision. Van Kampen American Capital's more than 40 open-end and 38 closed-end funds and more than 2,800 unit investment trusts are professionally distributed by leading financial advisers nationwide. Van Kampen American Capital Distributors, Inc., the distributor of the Fund and sponsor of the funds mentioned above, is a wholly-owned subsidiary of Van Kampen American Capital.

  Van Kampen American Capital is a wholly-owned subsidiary of VK/AC Holding, Inc. VK/AC Holding, Inc. is controlled, through the ownership of a substantial majority of its common stock, by The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D L.P."), a Connecticut limited partnership. C&D L.P. is managed by Clayton, Dubilier & Rice, Inc., a New York based private investment firm. The General Partner of C&D L.P. is Clayton & Dubilier Associates IV Limited Partnership ("C&D Associates L.P."). The general partners of C&D Associates L.P. are Joseph L. Rice, III, B. Charles Ames, William A. Barbe, Alberto Cribiore, Donald J. Gogel, Leon J. Hendrix, Jr., Hubbard C. Howe and Andrall E. Pearson, each of whom is a principal of Clayton, Dubilier & Rice, Inc. In addition, certain officers, directors and employees of Van Kampen American Capital and its subsidiaries (some of whom are officers or trustees of the Fund) own, in the aggregate, not more than 6% of the common stock of VK/AC Holding, Inc. and have the right to acquire, upon the exercise of options, approximately an additional 12% of the common stock of VK/AC Holding, Inc. Presently, and after giving effect to the exercise of such options, no officer or trustee of the Fund owns or would own 5% or more of the common stock of VK/AC Holding, Inc. The address of the Adviser is One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

  ADVISORY AGREEMENT. The business and affairs of the Fund are managed under the direction of the Board of Trustees of the Trust, of which the Fund is a separate series. Subject to the Trustees' authority, the Adviser and the officers of the Fund supervise and implement the Fund's investment activities and are responsible for overall management of the Fund's business affairs. The Fund pays the Adviser a fee equal to a percentage of the average daily net assets of the Fund as follows:

                AVERAGE DAILY NET ASSETS                   % PER ANNUM
--------------------------------------------------------  -------------
First $500 million......................................  0.70 of 1.00%
Over $500 million.......................................  0.65 of 1.00%

  Under its investment advisory agreement, the Fund has agreed to assume and pay the charges and expenses of the Fund's operations, including the compensation of the Trustees of the Trust (other than those who are affiliated persons, as defined in the 1940 Act, of the Adviser, the Distributor or Van Kampen American Capital), the charges and expenses of independent accountants, legal counsel, any transfer or dividend disbursing agent and the custodian (including fees for safekeeping of securities), costs of calculating net asset value, costs of acquiring and disposing of portfolio securities, interest (if any) on obligations incurred by the Fund, costs of share certificates, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, costs of registering shares of the Fund under the federal and state securities laws, miscellaneous expenses and all taxes and fees to federal, state or other governmental agencies. The Adviser reserves the right in its sole discretion from time to time to waive all or a portion of its management fee or to reimburse the Fund for all or a portion of its other expenses.

  The Adviser may utilize at its own expense credit analysis, research and trading support services provided by its affiliate, Van Kampen American Capital Asset Management, Inc.

  PERSONAL INVESTING POLICIES. The Fund and the Adviser have adopted Codes of Ethics designed to recognize the fiduciary relationship between the Fund and the Adviser and its employees. The Codes permit trustees, directors, officers and employees to buy and sell securities for their personal accounts subject to procedures designed to prevent conflicts of interest including, in some instances, preclearance of trades.

  PORTFOLIO MANAGEMENT. B. Robert Baker has been primarily responsible for the day-to-day management of the Fund's investment portfolio since August 1995. Mr. Baker is currently a Vice President of the Adviser and has been an associate portfolio manager with Van Kampen American Capital Asset Management, Inc., an affiliate of Van Kampen American Capital, since November 1991.

------------------------------------------------------------------------------
ALTERNATIVE SALES ARRANGEMENTS
------------------------------------------------------------------------------

  The Alternative Sales Arrangements permit an investor to choose the method of purchasing shares that is more beneficial to the investor, taking into account the amount of the purchase, the length of time the investor expects to hold the shares, whether the investor wishes to receive dividends in cash or to reinvest them in additional shares of the Fund, and other circumstances. Investors should consider such factors together with the amount of sales charges and the aggregate distribution and services fees with respect to each class of shares that may be incurred over the anticipated duration of their investment in the Fund.

  The Fund currently offers three classes of shares, designated Class A Shares, Class B Shares and Class C Shares. Shares of each class are offered at a price equal to their net asset value per share plus a sales charge which, at the election of the purchaser, may be imposed (a) at the time of purchase (the "Class A Shares") or (b) on a contingent deferred basis (Class A Share accounts over $1 million, "Class B Shares" and "Class C Shares"). Class A Share accounts over $1 million or otherwise subject to a contingent deferred sales charge (a "CDSC"), Class B Shares and Class C Shares sometimes are referred to herein collectively as "Contingent Deferred Sales Charge Shares" or "CDSC Shares."

  The minimum initial investment with respect to each class of shares is $500. The minimum subsequent investment with respect to each class of shares is $25. It is presently the policy of the Distributor not to accept any order for Class B Shares in an amount of $500,000 or more and not to accept any order for Class C Shares in an amount of $1 million or more because it ordinarily will be more advantageous for an investor making such an investment to purchase Class A Shares.

  An investor should carefully consider the sales charges applicable to each class of shares and the estimated period of their investment to determine which class of shares is more beneficial for the investor to purchase. For example, investors who would qualify for a significant purchase price discount from the maximum sales charge on Class A Shares may determine that payment of such a reduced front-end sales charge is superior to electing to purchase Class B Shares or Class C Shares, each with no front-end sales charge but subject to a CDSC (and a higher aggregate distribution and service fee). However, because initial sales charges are deducted at the time of purchase of Class A Share accounts under $1 million, a purchaser of such Class A Shares would not have all of his or her funds invested initially and, therefore, would initially own fewer shares than if Class B Shares or Class C Shares had been purchased. On the other hand, an investor whose purchase would not qualify for price discounts applicable to Class A Shares and intends to remain invested until after the expiration of the applicable CDSC period may wish to defer the sales charge and have all his or her funds initially invested in Class B Shares or Class C Shares. If such an investor anticipates that he or she will redeem such shares prior to the expiration of the CDSC period applicable to Class B Shares, the investor may wish to acquire Class C Shares (discussed below). Investors should weigh the benefits of deferring the sales charge and having all of their funds invested against the higher aggregate distribution and service fee applicable to Class B Shares and Class C Shares.

  Each class of shares represents an interest in the same portfolio of investments of the Fund and has the same rights, except each class of shares (i) bears those distribution fees, service fees and administrative expenses applicable to the respective class of shares as a result of its sales arrangements, (ii) has exclusive voting rights with respect to those provisions of the Fund's Rule 12b-1 distribution plan which relate only to such class and
(iii) has a different exchange privilege. Generally, a class of shares subject to a higher ongoing distribution fee and services fee or subject to the conversion feature will have a higher expense ratio and pay lower dividends than a class of shares subject to a lower ongoing distribution and services fee or not subject to the conversion feature. The per share net asset values of the different classes of shares are expected to be substantially the same; from time to time, however, the per share net asset values of the classes may differ. The net asset value per share of each class of shares of the Fund will be determined as described in this Prospectus under "Purchase of Shares -- Net Asset Value."

  The administrative expenses that may be allocated to a specific class of shares may consist of (i) transfer agency expenses attributable to a specific class of shares, which expenses typically will be higher with respect to classes of shares subject to the conversion feature; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; (iii) SEC registration fees incurred by a class of shares; (iv) the expense of administrative personnel and services as required to support the shareholders of a specific class; (v) Trustees' fees or expense incurred as a result of issues relating to one class of shares; (vi) accounting expenses relating solely to one class of shares; and (vii) any other incremental expenses subsequently identified that should be properly allocated to one or more classes of shares. All such expenses incurred by a class will be borne on a pro rata basis by the outstanding shares of such class. All allocations of administrative expenses to a particular class of shares will be limited to the extent necessary to preserve the Fund's qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code").

------------------------------------------------------------------------------
PURCHASE OF SHARES
------------------------------------------------------------------------------

  The Fund offers three classes of shares to the public through Van Kampen American Capital Distributors, Inc. ("the Distributor"), as principal underwriter, which is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181. Shares are also offered through members of the National Association of Securities Dealers, Inc. ("NASD") acting as securities dealers ("dealers") and through NASD members acting as brokers for investors ("brokers") or eligible non-NASD members acting as agents for investors ("financial intermediaries"). The Fund reserves the right to suspend or terminate the continuous public offering of its shares at any time and without prior notice.

  The Fund's shares are offered at net asset value per share next computed after an investor places an order to purchase with the investor's broker, dealer or financial intermediary or with the Distributor, plus any applicable sales charge. Sales personnel of brokers, dealers and financial intermediaries distributing the Fund's shares may receive differing compensation for selling different classes of shares. It is the responsibility of the investor's broker, dealer or financial intermediary to transmit the order to the Distributor. Because the Fund generally will determine net asset value once each business day as of the close of business, purchase orders placed through an investor's broker, dealer or financial intermediary must be transmitted to the Distributor by such broker, dealer or financial intermediary prior to such time in order for the investor's order to be fulfilled on the basis of the net asset value to be determined that day. Any change in the purchase price due to the failure of the Distributor to receive a purchase order prior to such time must be settled between the investor and the broker, dealer or financial intermediary submitting the order.

  The Distributor may from time to time implement programs under which a broker, dealer or financial intermediary's sales force may be eligible to win nominal awards for certain sales efforts or under which the Distributor will reallow to any broker, dealer or financial intermediary that sponsors sales contests or recognition programs conforming to criteria established by the Distributor, or participates in sales programs sponsored by the Distributor, an amount not exceeding the total applicable sales charges on the sales generated by the broker, dealer or financial intermediary at the public offering price during such programs. Other programs provide, among other things and subject to certain conditions, for certain favorable distribution arrangements for shares of the Fund. Also, the Distributor in its discretion may from time to time, pursuant to objective criteria established by it, pay fees to, and sponsor business seminars for, qualifying brokers, dealers or financial intermediaries for certain services or activities which are primarily intended to result in sales of shares of the Fund. Fees may include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Such fees paid for such services and activities with respect to the Fund will not exceed in the aggregate 1.25% of the average total daily net assets of the Fund on an annual basis. The Distributor may provide additional compensation to Edward D. Jones & Co. or an affiliate thereof based on a combination of its sales of shares and increases in assets under management. Such payments to brokers, dealers and financial intermediaries for sales contests, other sales programs and seminars are made by the Distributor out of its own assets and not out of the assets of the Fund. These programs will not change the price an investor will pay for shares or the amount that the Fund will receive from such sale.

CLASS A SHARES

  The public offering price of Class A Shares is equal to the net asset value per share plus an initial sales charge which is a variable percentage of the offering price depending upon the amount of the sale. The table below shows total sales charges and dealer concessions reallowed to dealers and agency commissions paid to brokers with respect to sales of Class A Shares. The sales charge is allocated between the investor's broker, dealer or financial intermediary and the Distributor. As indicated previously, at the discretion of the Distributor, the entire sales charge may be reallowed to such broker, dealer or financial intermediary. The staff of the SEC has taken the position that brokers, dealers or financial intermediaries who receive more than 90% or more of the sales charge may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended.

SALES CHARGE TABLE

                                                                          DEALER
                                                                        CONCESSION
                                                                        OR AGENCY
                                                                        COMMISSION
                                              TOTAL SALES CHARGE        ----------
                                          --------------------------    PERCENTAGE
                                          PERCENTAGE     PERCENTAGE         OF
          SIZE OF TRANSACTION             OF OFFERING      OF NET        OFFERING
           AT OFFERING PRICE                 PRICE       ASSET VALUE      PRICE
----------------------------------------------------------------------------------
Less than $50,000.......................      5.75%          6.10%         5.00%
$50,000 but less than $100,000..........      4.75           4.99          4.00
$100,000 but less than $250,000.........      3.75           3.90          3.00
$250,000 but less than $500,000.........      2.75           2.83          2.25
$500,000 but less than $1,000,000.......      2.00           2.04          1.75
$1,000,000 or more*.....................         *              *             *

------------------------------------------------------------------------------
* No sales charge is payable at the time of purchase on investments of $1 million or more, although for such investments the Fund imposes a contingent deferred sales charge of 1.00% on redemptions made within one year of the purchase. A commission will be paid to brokers, dealers and financial intermediaries who initiate and are responsible for purchases of $1 million or more as follows: 1.00% on sales to $2 million, plus 0.80% on the next million and 0.50% on the excess over $3 million. See "Purchase of Shares -- Deferred Sales Charge Alternatives" for additional information with respect to contingent deferred sales charges.

QUANTITY DISCOUNTS

  Investors purchasing Class A Shares may, under certain circumstances, be entitled to pay reduced sales charges. The circumstances under which such investors may pay reduced sales charges are described below.

  Investors, or their brokers, dealers or financial intermediaries, must notify the Fund whenever a quantity discount is applicable to purchases. Upon such notification, an investor will receive the lowest applicable sales charge. Quantity discounts may be modified or terminated at any time. For more information about quantity discounts, investors should contact their broker, dealer or financial intermediary or the Distributor.

  As used herein, "any person" eligible for a reduced sales charge includes an individual, their spouse and minor children (and any trust or custodial accounts for their benefit) and any corporation, partnership, or sole proprietorship which is 100% owned, either alone or in combination, by any of the foregoing; a trustee or other fiduciary purchasing for a single fiduciary account; or a "company" as defined is section 2(a)(8) of the 1940 Act.

  As used herein, "Participating Funds" refers to all open-end investment companies distributed by the Distributor other than Van Kampen American Capital Tax

Free Money Fund ("Tax Free Money Fund"), Van Kampen American Capital Reserve Fund ("Reserve Fund") and The Govett Funds, Inc.

  VOLUME DISCOUNTS. The size of investment shown in the preceding table applies to the total dollar amount being invested by any person at any one time in Class A Shares of the Fund or in combination with shares of Participating Funds although other Participating Funds may have different sales charges.

  CUMULATIVE PURCHASE DISCOUNT. The size of investment shown in the preceding table may also be determined by combining the amount being invested in Class A Shares of the Fund with other shares of the Fund and shares of Participating Funds plus the current offering price of all shares of the Fund and other Participating Funds which have been previously purchased and are still owned.

  LETTER OF INTENT. A Letter of Intent provides an opportunity for an investor to obtain a reduced sales charge by aggregating the amount being invested over a 13-month period to determine the sales charge as outlined in the preceding table. The size of investment shown in the preceding table includes the amount of intended purchases of Class A Shares of the Fund with other shares of the Fund and shares of the Participating Funds plus the value of all shares of the Fund and other Participating Funds previously purchased during such 13-month period and still owned. An investor may elect to compute the 13-month period starting up to 90 days before the date of execution of a Letter of Intent. Each investment made during the period receives the reduced sales charge applicable to the total amount of the investment goal. If trades not initially made under a Letter of Intent subsequently qualify for a lower sales charge through the 90-day back-dating provision, an adjustment will be made at the expiration of the Letter of Intent to give effect to the lower charge. If the goal is not achieved within the 13-month period, the investor must pay the difference between the charges applicable to the purchases made and the charges previously paid. When an investor signs a Letter of Intent, shares equal to at least 5% of the total purchase amount of the level selected will be restricted from sale or redemption by the investor until the Letter of Intent is satisfied or any additional sales charges have been paid; if the Letter of Intent is not satisfied by the investor and any additional sales charges are not paid, sufficient restricted shares will be redeemed by the Fund to pay such charges. Additional information is contained in the application accompanying this Prospectus.

OTHER PURCHASE PROGRAMS

  Purchasers of Class A Shares may be entitled to reduced initial sales charges in connection with unit trust reinvestment programs and purchases by registered representatives of selling firms or purchases by persons affiliated with the Fund or the Distributor. The Fund reserves the right to modify or terminate these arrangements at any time.

  UNIT INVESTMENT TRUST REINVESTMENT PROGRAMS. The Fund permits unitholders of unit investment trusts to reinvest distributions from such trusts in Class A Shares of the Fund at net asset value with no minimum initial or subsequent investment requirement if the administrator of an investor's unit investment trust program meets certain uniform criteria relating to cost savings by the Fund and the Distributor. The total sales charge for all other investments made from unit trust distributions will be 1.00% of the offering price (1.01% of net asset value). Of this amount, the Distributor will pay to the broker, dealer or financial intermediary, if any, through which such participation in the qualifying program was initiated 0.50% of the offering price as a dealer concession or agency commission. Persons desiring more information with respect to this program, including the applicable terms and conditions thereof, should contact their broker, dealer, financial intermediary or the Distributor.

  The administrator of such a unit investment trust must have an agreement with the Distributor pursuant to which the administrator will (1) submit a single bulk order and make payment with a single remittance for all investments in the Fund during each distribution period by all investors who choose to invest in the Fund through the program and (2) provide the Fund's transfer agent with appropriate backup data for each participating investor in a computerized format fully compatible with the transfer agent's processing system.

  As further requirements for obtaining these special benefits, the Fund also requires that all dividends and other distributions by the Fund be reinvested in additional shares without any systematic withdrawal program. There will be no minimum for reinvestments from unit investment trusts. The Fund will send account activity statements to such participants on a monthly basis only, even if their investments are made more frequently.

  NAV PURCHASE OPTIONS. Class A Shares of the Fund may be purchased at net asset value, upon written assurance that the purchase is made for investment purposes and that the shares will not be resold except through redemption by the Fund, by:

  (1) Current or retired trustees/directors of funds advised by the Adviser, Van Kampen American Capital Asset Management, Inc. or John Govett & Co. Limited and such persons' families and their beneficial accounts.

  (2) Current or retired directors, officers and employees of VK/AC Holding, Inc. and any of its subsidiaries, Clayton, Dubilier & Rice, Inc., employees of an investment subadviser to any fund described in (1) above or an affiliate of such subadviser; and such persons' families and their beneficial accounts.

  (3) Directors, officers, employees and registered representatives of financial institutions that have a selling group agreement with the Distributor and their spouses and minor children when purchasing for any accounts they beneficially own, or, in the case of any such financial institution, when purchasing for retirement plans for such institution's employees.

  (4) Registered investment advisers, trust companies and bank trust departments investing on their own behalf or on behalf of their clients provided that the aggregate amount invested in Class A Shares of the Fund alone, or in any combination of shares of the Fund and shares of other Participating Funds as described herein under "Purchase of Shares -- Class A Shares -- Quantity Discounts," during the 13-month period commencing with the first investment pursuant hereto equals at least $1 million. The Distributor may pay brokers, dealers or financial intermediaries through which purchases are made an amount up to 0.50% of the amount invested, over a 12-month period following such transaction.

  (5) Trustees and other fiduciaries purchasing shares for retirement plans of organizations with retirement plan assets of $10 million or more. The Distributor may pay commissions of up to 1.00% for such purchases.

  (6) Accounts as to which a broker, dealer or financial intermediary charges an account management fee ("wrap accounts"), provided the broker, dealer or financial intermediary has a separate agreement with the Distributor.

  (7) Investors purchasing shares of the Fund with redemption proceeds from other mutual fund complexes on which the investor has paid a front-end sales charge or was subject to a deferred sales charge, whether or not paid, if such redemption has occurred no more than 30 days prior to such purchase.

  (8) Full service participant directed profit sharing and money purchase plans, full service 401(k) plans, or similar full service recordkeeping programs made available through Van Kampen American Capital Trust Company with at least 50 eligible employees or investing at least $250,000 in the Participating Funds, Tax Free Money Fund or Reserve Fund. For such investments the Fund imposes a contingent deferred sales charge of 1.00% in the event of redemptions within one year of the purchase other than redemptions required to make payments to participants under the terms of the plan. The contingent deferred sales charge incurred upon certain redemptions is paid to the Distributor in reimbursement for distribution-related expenses. A commission will be paid to dealers who initiate and are responsible for such purchases as follows: 1.00% on sales to $5 million, plus 0.50% on the next $5 million, plus 0.25% on the excess over $10 million.

  (9) Participants in any 403(b)(7) program of a college or university system which permits only net asset value mutual fund investments and for which Van Kampen American Capital Trust Company serves as custodian. In connection with such purchases, the Distributor may pay, out of its own assets, a commission to brokers, dealers, or financial intermediaries as follows: one percent on sales up to $5 million, plus 0.50% on the next $5 million, plus 0.25% on the excess over $10 million.

(10) Individuals who are members of a "qualified group" may purchase Class A Shares of the Fund without the imposition of a front end sales charge. For this purpose, a qualified group is one which (i) has been in existence for more than six months, (ii) has a purpose other than to acquire shares of the Fund or similar investments, (iii) has given and continues to give its endorsement or authorization, on behalf of the group, for purchase of shares of the Fund and other funds in the Van Kampen American Capital Family of Funds, (iv) has a membership that the authorized dealer can certify as to the group's members and (v) satisfies other uniform criteria established by the Distributor for the purpose of realizing economies of scale in distributing such shares. A qualified group does not include one whose sole organization nexus, for example, is that its participants are credit card holders of the same institution, policy holders of an insurance company, customers of a bank or broker-dealer, clients of an investment adviser or other similar groups. Shares purchased in each group's participants account in connection with this privilege will be subject to a CDSC of 1.00% in the event of redemption within one year of purchase, and a commission will be paid to authorized dealers who initiate and are responsible for such sales to each individual as follows: 1.00% on sales to $2 million, plus 0.80% on the next million and 0.50% on the excess over $3 million.

The term "families" includes a person's spouse, minor children and grandchildren, parents, and a person's spouse's parents.

  Purchase orders made pursuant to clause (4) may be placed either through authorized brokers, dealers or financial intermediaries as described above or directly with the Fund's transfer agent, the investment adviser, trust company or bank trust department, provided that the Fund's transfer agent receives federal funds for the purchase by the close of business on the next business day following acceptance of the order. An authorized broker, dealer or financial intermediary may charge a transaction fee for placing an order to purchase shares pursuant to this provision or for placing a redemption order with respect to such shares. The Fund may terminate, or amend the terms of, offering shares of the Fund at net asset value to such groups at any time.

DEFERRED SALES CHARGE ALTERNATIVES

  Investors choosing the deferred sales charge alternative may purchase Class A Shares in an amount of $1 million or more, Class B Shares or Class C Shares. The public offering price of a CDSC Share is equal to the net asset value per share without the imposition of a sales charge at the time of purchase. CDSC Shares are sold without an initial sales charge so that the Fund may invest the full amount of the investor's purchase payment. The Distributor compensates brokers, dealers and financial intermediaries participating in the continuous public offering of the CDSC Shares out of its own assets, and not out of the assets of the Fund, at a percentage rate of the dollar value of the CDSC Shares purchased from the Fund by such brokers, dealers and financial intermediaries, which percentage rate is equal to (i) with respect to Class A Shares, 1.00% on sales to $2 million, plus 0.80% on the next million and 0.50% on the excess over $3 million; (ii) 4.00% with respect to Class B Shares and (iii) 1.00% with respect to Class C Shares. Such compensation will not change the price an investor will pay for CDSC Shares or the amount that the Fund will receive from such sale.

  CDSC Shares redeemed within a specified period of time generally will be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. The amount of the CDSC will vary depending on (i) the class of CDSC Shares to which such shares belong and (ii) the number of years from the time of payment for the purchase of the CDSC Shares until the time of their redemption. The charge will be assessed on an amount equal to the lesser of the then current market value or the original purchase price of the CDSC Shares being redeemed. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on CDSC Shares derived from reinvestment of dividends or capital gains distributions. Solely for purposes of determining the number of years from the time of any payment for the purchase of CDSC Shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month.

  Proceeds from the CDSC and the distribution fee applicable to a class of CDSC Shares are paid to the Distributor and are used by the Distributor to defray its expenses related to providing distribution related services to the Fund in connection with the sale of shares of such class of CDSC Shares, such as the payment of compensation to selected dealers and agents for selling such shares. The combination of the CDSC and the distribution fee facilitates the ability of the Fund to sell CDSC Shares without a sales charge being deducted at the time of purchase.

  In determining whether a CDSC is applicable to a redemption of CDSC Shares, it will be assumed that the redemption is made first of any CDSC Shares acquired pursuant to reinvestment of dividends or distributions, second of CDSC Shares that have been held for a sufficient period of time such that the CDSC no longer is applicable to such shares, third of Class A Shares in the shareholder's Fund account that have converted from Class B Shares or Class C Shares, if any, and fourth of CDSC Shares held longest during the period of time that a CDSC is applicable to such CDSC Shares. The charge will not be applied to dollar amounts representing an increase in the net asset value per share since the time of purchase.

  To provide an example, assume an investor purchased 100 Class B Shares at $10 per share (at a cost of $1,000) and in the second year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional Class B Shares upon dividend reinvestment. If at such time the investor makes his first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to the charge because of dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.75% (the applicable rate in the second year after purchase).

  CLASS A SHARE PURCHASES OF $1 MILLION OR MORE. No sales charge is payable at the time of purchase on investments of $1 million or more, although for such investments the Fund imposes a CDSC of 1.00% on redemptions made within one year of the purchase. A commission will be paid to dealers who initiate and are responsible for purchases of $1 million or more as follows: 1.00% on sales to $2 million, plus 0.80% on the next million and 0.50% on the excess over $3 million.

  CLASS B SHARES. Class B Shares redeemed within six years of purchase generally will be subject to a CDSC at the rates set forth below, charged as a percentage of the dollar amount subject thereto:

                                                     CONTINGENT DEFERRED SALES CHARGE
                                                            AS A PERCENTAGE OF
YEAR SINCE PURCHASE                                  DOLLAR AMOUNT SUBJECT TO CHARGE
--------------------                                 --------------------------------
    First............................................               4.00%
    Second...........................................               3.75%
    Third............................................               3.50%
    Fourth...........................................               2.50%
    Fifth............................................               1.50%
    Sixth............................................               1.00%
    Seventh and after................................               0.00%

  The CDSC generally is waived on redemptions of Class B Shares made pursuant to the Systematic Withdrawal Plan. See "Shareholder Services -- Systematic Withdrawal Plan."

  CLASS C SHARES. Class C Shares redeemed within the first twelve months of purchase generally will be subject to a CDSC of 1.00% of the dollar amount subject thereto. Class C Shares redeemed thereafter will not be subject to a CDSC.

  CONVERSION FEATURE. Class B Shares and Class C Shares automatically will convert to Class A Shares eight years or ten years, respectively, after the end of the month in which a shareholder's order to purchase the shares was accepted and thereafter will not be subject to the higher distribution fees applicable to Class B Shares and Class C Shares. The purpose of the conversion feature is to relieve the holders of Class B Shares and Class C Shares that have been outstanding for a period of time sufficient for the Distributor to have been compensated for distribution expenses related to such shares from most of the burden of such distribution-elated expenses. The Fund does not expect to issue any share certificates upon conversion.

  For purposes of conversion to Class A Shares, Class B Shares and Class C Shares purchased through the reinvestment of dividends and distributions paid in respect of such shares in a shareholder's account will be considered to be held in a separate sub-account. Each time any Class B Shares or Class C Shares in the shareholder's account (other than those in the sub-account) convert to Class A Shares, an equal pro rata portion of the shares in the respective sub-account also will convert to Class A Shares.

  The CDSC schedule and conversion schedule applicable to a CDSC Share acquired through the exchange privilege is determined by reference to the Van Kampen American Capital fund from which such share originally was purchased. The holding period of a CDSC Share acquired through the exchange privilege is determined by reference to the date such share originally was purchased from a Van Kampen American Capital fund.

  The conversion of Class B Shares and Class C Shares to Class A Shares is subject to the continuing availability of an opinion of counsel to the effect that (i) the assessment of the higher distribution and service fees and transfer agency costs with respect to such shares does not result in the Fund's dividends or distributions constituting "preferential dividends" under the Code and (ii) that the conversion of such shares does not constitute a taxable event under federal income tax law. The conversion of Class B Shares or Class C Shares to Class A Shares may be suspended if such an opinion is no longer available. In that event, no further conversions of such shares would occur and such shares might continue to be subject to the higher aggregate distribution and service fees for an indefinite period.

  WAIVER OF CONTINGENT DEFERRED SALES CHARGE. The CDSC is waived on redemptions of Class B Shares and Class C Shares (i) following the death or disability (as defined in the Code) of a shareholder, (ii) in connection with certain distributions from an IRA or other retirement plan, (iii) pursuant to the Fund's systematic withdrawal plan but limited to 12% annually of the initial value of the account, and (iv) effected pursuant to the right of the Fund to liquidate a shareholder's account as described herein under "Redemption of Shares." The CDSC also is waived on redemptions of Class C Shares as it relates to the reinvestment of redemption proceeds in shares of the same class of the Fund within 120 days after redemption. See "Shareholder Services" and "Redemption of Shares" for further discussion of the waiver provisions.

NET ASSET VALUE

  The net asset value per share of the Fund will be determined separately for each class of shares. The net asset value per share of a given class of shares of the Fund is determined by calculating the total value of the Fund's assets attributable to such class of shares, deducting its total liabilities attributable to such class of shares, and dividing the result by the number of shares of such class outstanding. The net asset value for the Fund is computed once daily as of 5:00 p.m. Eastern time Monday through Friday, except on customary business holidays, or except on any day on which no purchase or redemption orders are received, or there is not a sufficient degree of trading in the Fund's portfolio securities such that the Fund's net asset value per share might be materially affected. The Fund reserves the right to calculate the net asset value and to adjust the public offering price based thereon more frequently than once a day if deemed desirable. The net asset value per share of the different classes of shares are expected to be substantially the same; from time to time, however, the per share net asset value of the different classes of shares may differ.

  Portfolio securities are valued by using market quotations, prices provided by market makers or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by the Board of Trustees of the Trust, of which the Fund is a series. Securities with remaining maturities of 60 days or less are valued at amortized cost when amortized cost is determined in good faith by or under the direction of the Board of Trustees of the Trust to be representative of the fair value at which it is expected such securities may be resold. Any securities or other assets for which current market quotations are not readily available are valued at their fair value as determined in good faith under procedures established by and under the general supervision of the Board of Trustees of the Trust.

------------------------------------------------------------------------------
SHAREHOLDER SERVICES
------------------------------------------------------------------------------

  The Fund offers a number of shareholder services designed to facilitate investment in its shares at little or no extra cost to the investor. Below is a description of such services. Unless otherwise described below, each of these services may be modified or terminated by the Fund at any time.

  INVESTMENT ACCOUNT. ACCESS Investor Services, Inc. ("ACCESS"), transfer agent for the Fund and a wholly-owned subsidiary of Van Kampen American Capital, performs bookkeeping, data processing and administration services related to the maintenance of shareholder accounts. Each shareholder has an investment account under which shares are held by ACCESS. Except as described herein, after each share transaction in an account, the shareholder receives a statement showing the activity in the account. Each shareholder will receive statements at least quarterly from ACCESS showing any reinvestments of dividends and capital gains distributions and any other activity in the account since the preceding statement. Such shareholders also will receive separate confirmations for each purchase or sale transaction other than reinvestment of dividends and capital gains distributions and systematic purchases or redemptions. Additions to an investment account may be made at any time by purchasing shares through authorized brokers, dealers or financial intermediaries or by mailing a check directly to ACCESS.

  SHARE CERTIFICATES. Generally, the Fund will not issue share certificates. However, upon written or telephone request to the Fund, a share certificate will be issued, representing shares (with the exception of fractional shares) of the Fund. A shareholder will be required to surrender such certificates upon redemption thereof. In addition, if such certificates are lost the shareholder must write to Van Kampen American Capital Funds, c/o ACCESS, P.O. Box 418256, Kansas City, MO 64141-9256, requesting an "affidavit of loss" and to obtain a Surety Bond in a form acceptable to ACCESS. On the date the letter is received ACCESS will calculate a fee for replacing the lost certificate equal to no more than 2.00% of the net asset value of the issued shares and bill the party to whom the replacement certificate was mailed.

  REINVESTMENT PLAN. A convenient way for investors to accumulate additional shares is by accepting dividends and capital gains distributions in shares of the Fund. Such shares are acquired at net asset value (without sales charge) on the record date of such dividend or distribution. Unless the shareholder instructs otherwise, the reinvestment plan is automatic. This instruction may be made by telephone by calling (800) 421-5666 ((800) 772-8889 for the hearing impaired) or in writing to ACCESS. The investor may, on the initial application or prior to any declaration, instruct that dividends be paid in cash and capital gains distributions be reinvested at net asset value, or that both dividends and capital gains distributions be paid in cash. For further information, see "Distributions from the Fund."

  AUTOMATIC INVESTMENT PLAN. An automatic investment plan is available under which a shareholder can authorize ACCESS to charge a bank account on a regular basis to invest pre-determined amounts in the Fund. Additional information is available from the Distributor or authorized brokers, dealers or financial intermediaries.

  RETIREMENT PLANS. Eligible investors may establish individual retirement accounts ("IRAs"); SEP; and pension and profit sharing plans; 401(k) plans; or
Section 403(b)(7) plans in the case of employees of public school systems and certain non-profit organizations. Documents and forms containing detailed information regarding these plans are available from the Distributor. Van Kampen American Capital Trust Company serves as custodian under the IRA, 403(b)(7) and Keogh plans. Details regarding fees, as well as full plan administration for profit sharing, pension and 401(k) plans, are available from the Distributor.

  DIVIDEND DIVERSIFICATION. A shareholder may, upon written request or by completing the appropriate section of the application form accompanied by this Prospectus or by calling (800) 421-5666 ((800) 772-8889 for the hearing impaired), elect to have all dividends and other distributions paid on a class of shares of the Fund invested into shares of the same class of any other Participating Fund, Tax Free Money Fund or Reserve Fund so long as a pre-existing account for such class of shares exists for such shareholder. Both accounts must be of the same type, either non-retirement or retirement. Any two non-retirement accounts can be used. If the accounts are retirement accounts, they must both be for the same type of retirement plan (e.g. IRA, 403(b)(7), 401(k) or Keogh) and for the benefit of the same individual. If the qualified pre-existing account does not exist, the shareholder must establish a new account subject to minimum investment and other requirements of the fund into which distributions would be invested. Distributions are invested into the selected fund at its net asset value as of the payable date of the distribution.

  EXCHANGE PRIVILEGE. Shares of the Fund may be exchanged with shares of another Participating Fund, Tax Free Money Fund or Reserve Fund, subject to certain limitations. Before effecting an exchange, shareholders in the Fund should obtain and read a current prospectus of the fund into which the exchange is to be made. SHAREHOLDERS MAY ONLY EXCHANGE INTO SUCH OTHER FUNDS AS ARE LEGALLY AVAILABLE FOR SALE IN THEIR STATE.

  To be eligible for exchange, shares of the Fund must have been registered in the shareholder's name for at least 30 days prior to an exchange. Shares of the Fund registered in a shareholder's name for less than 30 days may only be exchanged upon receipt of prior approval of the Adviser. Under normal circumstances, it is the policy of the Adviser not to approve such requests.

  Class A Shares of Van Kampen American Capital funds that generally impose an initial sales charge are not subject to any sales charge upon exchange into the Fund. Class A Shares of Van Kampen American Capital funds that generally do not impose an initial sales charge are subject to the appropriate sales charge applicable to Class A Shares of the Fund.

  No sales charge is imposed upon the exchange of Class B Shares and Class C Shares. The CDSC schedule and conversion schedule applicable to a Class B Share or Class C Share acquired through the exchange privilege is determined by reference to the Van Kampen American Capital fund from which such share originally was purchased. The holding period of a Class B Share or Class C Share acquired through the exchange privilege is determined by reference to the date such share originally was purchased from a Van Kampen American Capital fund.

  Exchanges of shares are sales and may result in a gain or loss for federal income tax purposes. If the shares exchanged have been held for less than 91 days, the sales charge paid on such shares is not included in the tax basis of the exchanged shares, but is carried over and included in the tax basis of the shares acquired.

  A shareholder wishing to make an exchange may do so by sending a written request to ACCESS or by contacting the telephone transaction line at (800) 421-5684 ((800) 772-8889 for the hearing impaired). A shareholder automatically has telephone exchange privileges unless otherwise designated in the application form accompanied by this Prospectus. The exchange will take place at the relative net asset values of the shares next determined after receipt of such request with adjustment for any additional sales charge. Any shares exchanged begin earning dividends on the next business day after the exchange is affected. Van Kampen American Capital and its subsidiaries, including ACCESS (collectively, "VKAC"), and the Fund employ procedures considered by them to be reasonable to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting upon telephone instructions, tape recording telephone communications, and providing written confirmation of instructions communicated by telephone. If reasonable procedures are employed, a shareholder agrees that neither VKAC nor the Fund will be liable for following telephone instructions which it reasonably believes to be genuine. VKAC and the Fund may be liable for any losses due to unauthorized or fraudulent instructions if reasonable procedures are not followed. If the exchanging shareholder does not have an account in the fund whose shares are being acquired, a new account will be established with the same registration, dividend and capital gains options (except dividend diversification options) and broker, dealer or financial intermediary of record as the account from which shares are exchanged, unless otherwise specified by the shareholder. In order to establish a systematic withdrawal plan for the new account or dividend diversification options for the new account, an exchanging shareholder must file a specific written request. The Fund reserves the right to reject any order to acquire its shares through exchange. In addition, the Fund may restrict or terminate the exchange privilege at any time on 60 days' notice to its shareholders of any termination or material amendment.

  SYSTEMATIC WITHDRAWAL PLAN. Any investor whose shares in a single account total $10,000 or more at the offering price next computed after receipt of instructions may establish a monthly, quarterly, semi-annual or annual withdrawal plan. This plan provides for the orderly use of the entire account, not only the income but also the capital, if necessary. Each withdrawal constitutes a redemption of shares on which taxable gain or loss will be recognized. The plan holder may arrange for monthly, quarterly, semi-annual, or annual checks in any amount not less than $25. Such a systematic withdrawal plan may also be maintained by an investor purchasing shares for a retirement plan established on a form made available by the Fund. See "Shareholder Services -- Retirement Plans."

  Holders of Class B Shares and Class C Shares who establish a withdrawal plan may redeem up to 12% annually of the shareholder's initial account balance without incurring a contingent deferred sales charge. Initial account balance means the amount of the shareholder's investment in the Fund at the time the election to participate in the plan is made. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Waiver of Contingent Deferred Sales Charge."

  Under the plan, sufficient shares of the Fund are redeemed to provide the amount of the periodic withdrawal payment. Dividends and capital gains distributions on shares held under the plan are reinvested in additional shares at the next determined net asset value. If periodic withdrawals continuously exceed reinvested dividends and capital gains distributions, the shareholder's original investment will be correspondingly reduced and ultimately exhausted. Withdrawals made concurrently with purchases of additional shares ordinarily will be disadvantageous to the shareholder because of the duplication of sales charges. The Fund reserves the right to amend or terminate the systematic withdrawal program on thirty days' notice to its shareholders.

  AUTOMATED CLEARING HOUSE ("ACH") DEPOSITS. Holders of Class A Shares can use ACH to have redemption proceeds deposited electronically into their bank accounts. Redemptions transferred to a bank account via the ACH plan are available to be credited to the account on the second business day following normal payment. In order to utilize this option, the shareholder's bank must be a member of Automated Clearing House. In addition, the shareholder must fill out the appropriate section of the account application. The shareholder must also include a voided check or deposit slip from the bank account into which redemptions are to be deposited together with the completed application. Once ACCESS has received the application and the voided check or deposit slip, such shareholder's designated bank account, following any redemption, will be credited with the proceeds of such redemption. Once enrolled in the ACH plan, a shareholder may terminate participation at any time by writing ACCESS.

------------------------------------------------------------------------------
REDEMPTION OF SHARES
------------------------------------------------------------------------------

  Shareholders may redeem for cash some or all of their shares without charge by the Fund (other than, with respect to CDSC Shares, the applicable CDSC) at any time by sending a written request in proper form directly to ACCESS, P. O. Box 418256, Kansas City, Missouri 64141-9256, by placing the redemption request through an authorized dealer or by calling the Fund.

  WRITTEN REDEMPTION REQUESTS. In the case of redemption requests sent directly to ACCESS, the redemption request should indicate the number of shares to be redeemed, the class designation of such shares, the account number and be signed exactly as the shares are registered. Signatures must conform exactly to the account registration. If the proceeds of the redemption would exceed $50,000, or if the proceeds are not to be paid to the record owner at the record address, or if the record address has changed within the previous 30 days, signature(s) must be guaranteed by one of the following: a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank. If certificates are held for the shares being redeemed, such certificates must be endorsed for transfer or accompanied by an endorsed stock power and sent with the redemption request. In the event the redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator, and the name and title of the individual(s) authorizing such redemption is not shown in the account registration, a copy of the corporate resolution or other legal documentation appointing the authorized signer and certified within the prior 60 days must accompany the redemption request. The redemption price is the net asset value per share next determined after the request is received by ACCESS in proper form. Payment for shares redeemed (less any sales charge, if applicable) will ordinarily be made by check mailed within three business days after acceptance by ACCESS of the request and any other necessary documents in proper order. Such payments may be postponed or the right of redemption suspended as provided by the rules of the SEC. If the shares to be redeemed have been recently purchased by check, ACCESS may delay mailing a redemption check until it confirms that the purchase check has cleared, usually a period of up to 15 days. Any gain or loss realized on the redemption of shares is a taxable event.

  DEALER REDEMPTION REQUESTS. Shareholders may sell shares through their securities dealer, who will telephone the request to the Distributor. Orders received from dealers must be at least $500 unless transmitted via the FUNDSERV network. The redemption price for such shares is the net asset value next calculated after an order is received by a dealer provided such order is transmitted to the Distributor prior to the Distributor's close of business on such day. It is the responsibility of dealers to transmit redemption requests received by them to the Distributor so they will be received prior to such time. Any change in the redemption price due to failure of the Distributor to receive a sell order prior to such time must be settled between the shareholder and dealer. Shareholders must submit a written redemption request in proper form (as described above under "Written Redemption Requests") to the dealer within three business days after calling the dealer with the sell order. Payment for shares redeemed (less any sales charge, if applicable) will ordinarily be made by check mailed within three business days to the dealer.

  TELEPHONE REDEMPTION REQUESTS. The Fund permits redemption of shares by telephone and for redemption proceeds to be sent to the address of record for the account or to the bank account of record as described below. To establish such privilege, a shareholder must complete the appropriate section of the application accompanying this Prospectus or call the Fund at (800) 421-5666 ((800) 772-8889 for the hearing impaired) to request that a copy of the Telephone Redemption Authorization form be sent to them for completion. To redeem shares, contact the telephone transaction line at (800) 421-5684. VKAC and the Fund employ procedures considered by them to be reasonable to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting upon telephone instructions, tape recording telephone communications, and providing written confirmation of instructions communicated by telephone. If reasonable procedures are employed, a shareholder agrees that neither VKAC nor the Fund will be liable for following instructions which it reasonably believes to be genuine. VKAC and the Fund may be liable for any losses due to unauthorized or fraudulent instructions if reasonable procedures are not followed. Telephone redemptions may not be available if the shareholder cannot reach ACCESS by telephone, whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the Fund's other redemption procedures previously described. Requests received by ACCESS prior to 4:00 p.m., New York time, on a regular business day will be processed at the net asset value per share determined that day. These privileges are available for all accounts other than retirement accounts. The telephone redemption privilege is not available for shares represented by certificates. If the shares to be redeemed have been recently purchased by check, ACCESS may delay mailing a redemption check or wiring redemption proceeds until it confirms that the purchase check has cleared, usually a period of up to 15 days. If an account has multiple owners, ACCESS may rely on the instructions of any one owner.

  For redemptions authorized by telephone, amounts of $50,000 or less may be redeemed daily if the proceeds are to be paid by check sent to the shareholders' address of record and amounts of at least $1,000 and up to $1 million may be redeemed daily if the proceeds are to be paid by wire sent to the shareholder's bank account of record. The proceeds must be payable to the shareholder(s) of record. Proceeds from redemptions to be paid by check will ordinarily be mailed within three business days to the shareholder's address of record. Proceeds from redemptions to be paid by wire will ordinarily be wired on the next business day to the shareholder's bank account of record. This privilege is not available if the address of record has been changed within 30 days prior to a telephone redemption request. The Fund reserves the right at any time to terminate, limit or otherwise modify this telephone redemption privilege.

  REDEMPTION UPON DISABILITY. The Fund will waive the CDSC on redemptions following the disability of holders of Class B Shares and Class C Shares. An individual will be considered disabled for this purpose if he or she meets the definition thereof in Section 72(m)(7) of the Code, which in pertinent part defines a person as disabled if such person "is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration." While the Fund does not specifically adopt the balance of the Code's definition which pertains to furnishing the Secretary of Treasury with such proof as he or she may require, the Distributor will require satisfactory proof of disability before it determines to waive the CDSC on Class B Shares and Class C Shares.

  In cases of disability, the CDSC on Class B Shares and Class C Shares will be waived where the disabled person is either an individual shareholder or owns the shares as a joint tenant with right of survivorship or is the beneficial owner of a custodial or fiduciary account, and where the redemption is made within one year of the initial determination of disability. This waiver of the CDSC on Class B Shares and Class C Shares applies to a total or partial redemption, but only to redemptions of shares held at the time of the initial determination of disability.

  GENERAL REDEMPTION INFORMATION. The Fund may redeem any shareholder account with a net asset value on the date of the notice of redemption less than the minimum investment as specified by the Trustees. At least 60 days advance written notice of any such involuntary redemption is required and the shareholder is given an opportunity to purchase the required value of additional shares at the next determined net asset value without sales charge. Any applicable CDSC will be deducted from the proceeds of this redemption. Any involuntary redemption may only occur if the shareholder account is less than the minimum investment due to shareholder redemptions.

  REINSTATEMENT PRIVILEGE. Holders of Class A Shares or Class B Shares who have redeemed shares of the Fund may reinstate any portion or all of the net proceeds of such redemption in Class A Shares of the Fund. Holders of Class C Shares who have redeemed shares of the Fund may reinstate any portion or all of the net proceeds of such redemption in Class C Shares of the Fund with credit given for any CDSC paid upon such redemption. Such reinstatement is made at the net asset value next determined after the order is received, which must be within 120 days after the date of the redemption. See "Purchase of Shares -- Waiver of Contingent Deferred Sales Charge." Reinstatement at net asset value is also offered to participants in those eligible retirement plans held or administered by Van Kampen American Capital Trust Company for repayment of principal (and interest) on their borrowings on such plans.

------------------------------------------------------------------------------
THE DISTRIBUTION AND SERVICE PLANS
------------------------------------------------------------------------------

  The Fund has adopted a distribution plan (the "Distribution Plan") with respect to each class of its shares pursuant to Rule 12b-1 under the 1940 Act. The Fund also has adopted a service plan (the "Service Plan") with respect to each class of its shares. The Distribution Plan and the Service Plan provide that the Fund may spend a portion of the Fund's average daily net assets attributable to each class of shares in connection with distribution of the respective class of shares and in connection with the provision of ongoing services to shareholders of each class. The Distribution Plan and the Service Plan are being implemented through an agreement with the Distributor and sub-agreements between the Distributor and brokers, dealers and financial intermediaries (collectively, "Selling Agreements") that may provide for their customers or clients certain services or assistance.

  CLASS A SHARES. The Fund may spend an aggregate amount of up to 0.25% per year of the average daily net assets attributable to the Class A Shares of the Fund pursuant to the Distribution Plan and the Service Plan. From such amount, the Fund may spend up to 0.25% per year of the Fund's average daily net assets attributable to the Class A Shares pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts. The Fund pays the Distributor the lesser of the balance of the 0.25% not paid to such brokers, dealers or financial intermediaries as a service fee or the amount of the Distributor's actual distribution-related expense.

  CLASS B SHARES. The Fund may spend up to 0.75% per year of the average daily net assets attributable to the Class B Shares of the Fund pursuant to the Distribution Plan in connection with the distribution of Class B Shares. In addition, the Fund may spend up to 0.25% per year of the Fund's average daily net assets attributable to the Class B Shares pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts.

  CLASS C SHARES. The Fund may spend up to 0.75% per year of the average daily net assets attributable to the Class C Shares of the Fund pursuant to the Distribution Plan. From such amount, the Fund, or the Distributor as agent for the Fund, pays brokers, dealers or financial intermediaries in connection with the distribution of the Class C Shares up to 0.75% of the Fund's average daily net assets attributable to Class C Shares maintained in the Fund more than one year by such brokers, dealers or financial intermediary's customers. The Fund pays the Distributor the lesser of the balance of the 0.75% not paid to such brokers, dealers or financial intermediaries or the amount of the Distributor's actual distribution-related expense attributable to the Class C Shares. In addition, the Fund may spend up to 0.25% per year of the Fund's average daily net assets attributable to the Class C Shares pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts.

  OTHER INFORMATION. Amounts payable to the Distributor with respect to the Class A Shares under the Distribution Plan in a given year may not fully reimburse the Distributor for its actual distribution-related expenses during such year. In such event, with respect to the Class A Shares, there is no carryover of such reimbursement obligations to succeeding years.

  The Distributor's actual distribution-related expenses with respect to a class of CDSC Shares for any given year may exceed the amounts payable to the Distributor with respect to such shares under the Distribution Plan, the Service Plan and payments received pursuant to the CDSC. In such event, with respect to any such class of CDSC Shares, any unreimbursed distribution-related expenses will be carried forward and paid by the Fund (up to the amount of the actual expenses incurred) in future years so long as such Distribution Plan is in effect. Except as mandated by applicable law, the Fund does not impose any limit with respect to the number of years into the future that such unreimbursed expenses may be carried forward (on a Fund level basis). Because such expenses are accounted on a Fund level basis, in periods of extreme net asset value fluctuation such amounts with respect to a particular CDSC Share may be greater or less than the amount of the initial commission (including carrying cost) paid by the Distributor with respect to such CDSC Share. In such circumstances, a shareholder of such CDSC Share may be deemed to incur expenses attributable to other shareholders of such class. As of June 30, 1996, there were $294,044 and $2,102 of unreimbursed distribution-related expenses with respect to Class B Shares and Class C Shares, respectively, representing 3.60% and 0.20% of the Fund's net assets attributable to Class B Shares and Class C Shares, respectively. If the Distribution Plan was terminated or not continued, the Fund would not be contractually obligated to pay the Distributor for any expenses not previously reimbursed by the Fund or recovered through contingent deferred sales charges.

  Because the Fund is a series of the Trust, amounts paid to the Distributor as reimbursement for expenses of one series of the Trust may indirectly benefit the other funds which are series of the Trust. The Distributor will endeavor to allocate such expenses among such funds in an equitable manner. The Distributor will not use the proceeds from the CDSC applicable to a particular class of shares to defray distribution-related expenses attributable to any other class of shares. Various federal and state laws prohibit national banks and some state-chartered commercial banks from underwriting or dealing in the Fund's shares. In addition, state securities laws on this issue may differ from the interpretations of federal law, and banks and financial institutions may be required to register as dealers pursuant to state law. In the unlikely event that a court were to find that these laws prevent such banks from providing such services described above, the Fund would seek alternate providers and expects that shareholders would not experience any disadvantage.

------------------------------------------------------------------------------
DISTRIBUTIONS FROM THE FUND
------------------------------------------------------------------------------

  The Fund's present policy, which may be changed at any time by the Board of Trustees, is to declare daily and pay quarterly to holders of each class of shares distributions of all or substantially all net investment income of the Fund attributable to the respective class. Net investment income consists of all interest income, dividends, other ordinary income earned by the Fund on its portfolio assets and net short-term capital gains, less all expenses of the Fund attributable to the class of shares in question. Expenses of the Fund are accrued each day. Net realized long-term capital gains, if any, are expected to be distributed, to the extent permitted by applicable law, to shareholders at least annually. Distributions cannot be assured, and the amount of each quarterly distribution may vary.

  Distributions with respect to each class of shares will be calculated in the same manner on the same day and will be in the same amount, except that the different distribution and service fees and any incremental administrative expenses relating to each class of shares will be borne exclusively by the respective class and may cause the distributions relating to the different classes of shares to differ. Generally, distributions with respect to a class of shares subject to a higher distribution fee, service fee or the conversion feature will be lower than distributions with respect to a class of shares subject to a lower distribution fee, service fee or not subject to the conversion feature.

  Investors will be entitled to begin receiving dividends on their shares on the business day after the Fund's transfer agent receives payments for such shares. However, shares become entitled to dividends on the day the Fund's transfer agent receives payment for the shares either through a fed wire or NSCC settlement. Shares remain entitled to dividends through the day such shares are processed for payment or redemption.

  Distribution checks may be sent to parties other than the shareholder in whose name the account is registered. Persons wishing to utilize this service should complete the appropriate section of the account application accompanying this Prospectus or available from Van Kampen American Capital Funds, c/o ACCESS, P.O. Box 418256, Kansas City, MO 64141-9256. After ACCESS receives this completed form, distribution checks will be sent to the bank or other person so designated by such shareholder.

  PURCHASE OF ADDITIONAL SHARES WITH DISTRIBUTIONS. The Fund automatically will credit quarterly distributions and any annual net long-term capital gain distributions to a shareholder's account in additional shares of the Fund valued at net asset value, without a sales charge. Unless a shareholder instructs otherwise, the reinvestment plan is automatic. This instruction may be made by telephone by calling (800) 421-5666 ((800) 772-8889 for the hearing impaired) or in writing to ACCESS.

------------------------------------------------------------------------------
TAX STATUS
------------------------------------------------------------------------------

  The following federal income tax discussion is based on the advice of Skadden, Arps, Slate, Meagher & Flom, and reflects applicable tax laws as of the date of this Prospectus.

  FEDERAL INCOME TAXATION. The Fund intends to qualify each year and to elect to be treated as a regulated investment company under Subchapter M of the Code. To qualify as a regulated investment company, the Fund must comply with certain requirements of the Code relating to, among other things, the source of its income and diversification of its assets.

  If the Fund so qualifies and distributes each year to its shareholders at least 90% of its net investment income (including tax-exempt interest, taxable income and net short-term capital gain, but not net capital gains, which are the excess of net long-term capital gains over net short-term capital losses) in each year, it will not be required to pay federal income taxes on any income distributed to shareholders. The Fund intends to distribute at least the minimum amount of net investment income necessary to satisfy the 90% distribution requirement. The Fund will not be subject to federal income tax on any net capital gains distributed to shareholders.

  In order to avoid a 4% excise tax, the Fund will be required to distribute, by December 31 of each year, at least 98% of its ordinary income (not including tax-exempt income) for such year and at least 98% of its net capital gains (the latter of which generally is computed on the basis of the one-year period ending on October 31 of such year), plus any amounts that were not distributed in previous taxable years. For purposes of the excise tax, any ordinary income or net capital gains retained by, and subject to federal income tax in the hands of, the Fund will be treated as having been distributed.

  If the Fund failed to qualify as a regulated investment company or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be taxed as an ordinary corporation on its taxable income (even if such income were distributed to its shareholders) and all distributions out of earnings and profits would be taxed to shareholders as ordinary income. To qualify again as a regulated investment company in a subsequent year, the Fund may be required to pay an interest charge on 50% of its earnings and profits attributable to non-regulated investment company years and would be required to distribute such earnings and profits to Shareholders (less any interest charge). In addition, if the Fund failed to qualify as a regulated investment company for its first taxable year or, if immediately after qualifying as a regulated investment company for any taxable year, it failed to qualify for a period greater than one taxable year, the Fund would be required to recognize any net built-in gains (the excess of aggregate gains, including items of income, over aggregate losses that would have been realized if it had been liquidated) in order to qualify as a regulated investment company in a subsequent year.

  Some of the Fund's investment practices are subject to special provisions of the Code that, among other things, may defer the use of certain losses of the Fund and affect the holding period of the securities held by the Fund and the character of the gains or losses realized by the Fund. These provisions may also require the Fund to mark-to-market some of the positions in its portfolio (i.e., treat them as if they were closed out), which may cause the Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% distribution requirement and the distribution requirements for avoiding income and excise taxes. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these rules and prevent disqualification of the Fund as a regulated investment company.

  Investments of the Fund in securities issued at a discount or providing for deferred interest or payment of interest in kind are subject to special tax rules that will affect the amount, timing and character of distributions to shareholders. For example, with respect to securities issued at a discount, the Fund will be required to accrue as income each year a portion of the discount and to distribute such income each year in order to maintain its qualification as a regulated investment company and to avoid income and excise taxes. In order to generate sufficient cash to make distributions necessary to satisfy the 90% distribution requirement and to avoid income and excise taxes, the Fund may have to dispose of securities that it would otherwise have continued to hold.

  The Fund's ability to dispose of portfolio securities may be limited by the requirement for qualification as a regulated investment company that less than 30% of the Fund's annual gross income be derived from the disposition of securities held for less than three months.

  DISTRIBUTIONS. Distributions of the Fund's net investment income are taxable to shareholders as ordinary income to the extent of the Fund's earnings and profits, whether paid in cash or reinvested in additional Shares. Distributions of the Fund's net capital gains ("capital gains dividends"), if any, are taxable to shareholders at the rates applicable to long-term capital gains regardless of the length of time shares of the Fund have been held by such shareholders. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming such Shares are held as a capital asset). The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year. Some portion of the distributions from the

Fund will be eligible for the dividends received deduction for corporations if the Fund receives qualifying dividends during the year and if certain other requirements of the Code are satisfied.

  Shareholders receiving distributions in the form of additional shares issued by the Fund will be treated for federal income tax purposes as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the distribution date. The basis of such Shares will equal the fair market value on the distribution date.

  Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to Shareholders of record on a specified date in such quarter and paid during January of the following year will be treated as having been distributed by the Fund and received by the Shareholders on the December 31 prior to the date of payment. In addition, certain other distributions made after the close of a taxable year of the Fund may be "spilled back" and treated as paid by the Fund (except for purposes of the 4% excise tax) during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distribution was actually made.

  Income from investments in foreign securities received by the Fund may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions. Such taxes will not be deductible or creditable by Shareholders.

  The Fund is required, in certain circumstances, to withhold 31% of taxable dividends and certain other payments, including redemptions, paid to shareholders who do not furnish to the Fund their correct taxpayer identification number (in the case of individuals, their social security number) and certain required certifications or who are otherwise subject to backup withholding.

  SALE OF SHARES. The sale of shares (including transfers in connection with a redemption or repurchase of shares) will be a taxable transaction for federal income tax purposes. Selling Shareholders will generally recognize gain or loss in an amount equal to the difference between their adjusted tax basis in the shares and the amount received. If such shares are held as a capital asset, the gain or loss will be a capital gain or loss and will be long-term if such shares have been held for more than one year. Any loss realized upon a taxable disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gains dividends received with respect to such shares. For purposes of determining whether shares have been held for six months or less, the holding period is suspended for any periods during which the shareholder's risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options or short sales.

  GENERAL. The federal income tax discussion set forth above is for general information only. Prospective investors should consult their advisors regarding the specific federal tax consequences of holding and disposing of shares, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

------------------------------------------------------------------------------
FUND PERFORMANCE
------------------------------------------------------------------------------

  From time to time advertisements and other sales materials for the Fund may include information concerning the historical performance of the Fund. In addition the Fund may include in advertisements or other sales literature information regarding the past performance of certain types of investments or market indices. Any historical performance information regarding the Fund will include the average total return of the Fund calculated on a compounded basis for specified periods of time. Such advertisements and sales material may also include a yield quotation as of a current period. In each case, such total return and yield information, if any, will be calculated pursuant to rules established by the SEC and will be computed separately for each class of the Fund's shares. In lieu of or in addition to total return and yield calculations, such information may include performance rankings and similar information from independent organizations such as Lipper Analytical Services, Inc. or nationally recognized financial publications. From time to time, the Fund may compare its performance to certain securities and unmanaged indices which may have different risk/reward characteristics than the Fund. Such characteristics may include, but are not limited to, tax features, guarantees, insurance and the fluctuation of principal or return. In addition, from time to time, the Fund may utilize sales literature that includes hypotheticals.

  From time to time, the Fund may include in its sales literature and shareholder reports a quotation of the current "distribution rate" for each class of shares of the Fund. Distribution rate is a measure of the level of income and short-term capital gain dividends, if any, distributed for a specified period. Distribution rate is determined by annualizing the distributions per share for a stated period and dividing the result by the public offering price for the same period. It differs from yield, which is a measure of the income actually earned by the Fund's investments, and from total return, which is a measure of the income actually earned by, plus the effect of any realized and unrealized appreciation or depreciation of, such investments during a stated period. Distribution rate is, therefore, not intended to be a complete measure of the Fund's performance. Distribution rate may sometimes be greater than yield since, for instance, it may not include the effect of amortization of bond premiums, and may include non-recurring short-term capital gains and premiums from futures transactions engaged in by the Fund. Distribution rates will be computed separately for each class of the Fund's shares.

  Further information about the Fund's performance is contained in the Fund's Annual Report and the Fund's Statement of Additional Information, each of which can be obtained without charge by calling (800) 421-5666 ((800) 772-8889 for the hearing impaired).

------------------------------------------------------------------------------
DESCRIPTION OF SHARES OF THE FUND
------------------------------------------------------------------------------

  The Fund is a series of the Van Kampen American Capital Equity Trust, a Delaware business trust organized as of May 10, 1995 (the "Trust"). Shares of the Trust entitle their holders to one vote per share; however, separate votes are taken by each series on matters affecting an individual series.

  The authorized capitalization of the Fund consists of an unlimited number of shares of beneficial interest, par value $0.01 per share, divided into classes. The Fund currently offers three classes, designated Class A Shares, Class B Shares and Class C Shares. Each class of shares represent an interest in the same assets of the Fund and are identical in all respects except that each class bears certain distribution expenses and has exclusive voting rights with respect to its distribution fee. See "The Distribution and Service Plans."

  The Fund is permitted to issue an unlimited number of classes of shares. Each class of shares is equal as to earnings, assets and voting privileges, except as noted above, and each class bears the expenses related to the distribution of its shares. There are no conversion, preemptive or other subscription rights, except with respect to the conversion of Class B Shares and Class C Shares into Class A Shares as described above. In the event of liquidation, each share of the Fund is entitled to its pro rata portion of all of the Fund's net assets after all debt and expenses of the Fund have been paid. Since Class B Shares and Class C Shares pay higher distribution expenses, the liquidation proceeds to holders of Class B Shares and Class C Shares are likely to be lower than to holders of Class A Shares.

  The Trust does not contemplate holding regular meetings of shareholders to elect Trustees or otherwise. However, the holders of 10% or more of the outstanding shares may by written request require a meeting to consider the removal of Trustees by a vote of two-thirds of the shares then outstanding cast in person or by proxy at such meeting. The Trust will assist such holders in communicating with other shareholders of the Fund to the extent required by the 1940 Act. More detailed information concerning the Trust is set forth in the Statement of Additional Information.

------------------------------------------------------------------------------
ADDITIONAL INFORMATION
------------------------------------------------------------------------------

  This Prospectus and the Statement of Additional Information do not contain all the information set forth in the Registration Statement filed by the Fund with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

  The fiscal year end of the Fund is June 30. The Fund sends to its shareholders at least semi-annually reports showing the Fund's portfolio and other information. An annual report, containing financial statements audited by the Fund's independent accountants, is sent to shareholders each year. After the end of each year, shareholders will receive federal income tax information regarding dividends and capital gains distributions.

  Shareholder inquiries should be directed to Van Kampen American Capital Balanced Fund, One Parkview Plaza, Oakbrook Terrace, Illinois 60181. Attn:
Correspondence.

  For Automated Telephone Service which provides 24-hour direct dial access to Fund facts and Shareholder account information, dial (800) 421-5666. For inquiries through Telecommunications Device for the Deaf (TDD) dial (800) 772-8889.

EXISTING SHAREHOLDERS--
FOR INFORMATION ON YOUR
EXISTING ACCOUNT PLEASE
CALL THE FUND'S TOLL-FREE
NUMBER--(800) 421-5666.

PROSPECTIVE INVESTORS--CALL
YOUR BROKER OR (800) 421-5666.

DEALERS--FOR DEALER
INFORMATION, SELLING
AGREEMENTS, WIRE ORDERS,
OR REDEMPTIONS CALL THE
DISTRIBUTOR'S TOLL-FREE
NUMBER--(800) 421-5666.

FOR SHAREHOLDER AND
DEALER INQUIRIES THROUGH
TELECOMMUNICATIONS
DEVICE FOR THE DEAF (TDD)
DIAL (800) 772-8889.

FOR AUTOMATED TELEPHONE
SERVICES DIAL (800) 421-5684.
VAN KAMPEN AMERICAN CAPITAL
  BALANCED FUND
One Parkview Plaza
Oakbrook Terrace, IL 60181

Investment Adviser

VAN KAMPEN AMERICAN CAPITAL
  INVESTMENT ADVISORY CORP.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Distributor

VAN KAMPEN AMERICAN CAPITAL   DISTRIBUTORS, INC.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Transfer Agent

ACCESS INVESTOR SERVICES, INC.
P.O. Box 418256
Kansas City, MO 64141-9256
Attn: Van Kampen American Capital
     Balanced Fund

Custodian

STATE STREET BANK AND
  TRUST COMPANY
225 Franklin Street, P.O. Box 1713
Boston, MA 02105-1713
Attn: Van Kampen American Capital
     Balanced Fund

Legal Counsel

SKADDEN, ARPS, SLATE,
  MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, IL 60606

Independent Accountants

KPMG PEAT MARWICK LLP
Peat Marwick Plaza
303 East Wacker Drive
Chicago, IL 60601

------------------------------------------------------------------------------

                                 BALANCED FUND

 ------------------------------------------------------------------------------

                              P R O S P E C T U S

                                OCTOBER 28, 1996

------       ------  A WEALTH OF KNOWLEDGE - A KNOWLEDGE OF WEALTH
                          VAN KAMPEN AMERICAN CAPITAL
    ------------------------------------------------------------------------